                                                                     EXHIBIT (b)



                                ZERO CORPORATION
                              ELECTRONIC SOLUTIONS



                            PRIVATE SHELF AGREEMENT



                                  $50,000,000
                    Shelf Facility with Electronic Solutions


                                  $20,000,000
                      Shelf Facility with Zero Corporation



                          Dated as of January 31, 1996

                               TABLE OF CONTENTS
                            (not part of agreement)

                                                                     Page
                                                                     ----
1A.  AUTHORIZATION OF ISSUE OF ELECTRONIC NOTES....................    1
1B.  AUTHORIZATION OF ISSUE OF COMPANY NOTES.......................    1

2A.  PURCHASE AND SALE OF ELECTRONIC NOTES.........................    2
     2A(1).       AGREEMENT TO PURCHASE ELECTRONIC NOTES...........    2
     2A(2).       AVAILABILITY PERIOD..............................    2
     2A(3).       PURCHASE REQUEST.................................    2
     2A(4).       RATE QUOTES......................................    3
     2A(5).       ACCEPTANCE.......................................    3
     2A(6).       MARKET DISRUPTION................................    4
2B.  PURCHASES AND SALE OF COMPANY NOTES...........................    4
     2B(1).       FACILITY.........................................    4
     2B(2).       ISSUANCE PERIOD..................................    5
     2B(3).       REQUEST FOR PURCHASE.............................    5
     2B(4).       RATE QUOTES......................................    6
     2B(5).       ACCEPTANCE.......................................    6
     2B(6).       MARKET DISRUPTION................................    7
2C.  CLOSINGS AND FEES.............................................    7
     2C(1).       CLOSINGS.........................................    7
     2C(2).       STRUCTURING FEE..................................    8
     2C(3).       ISSUANCE FEE.....................................    8
     2C(4).       DELAYED DELIVERY FEE.............................    8
     2C(5).       CANCELLATION FEE.................................    9

3.   CONDITIONS OF CLOSING.........................................   10
     3A.          CERTAIN DOCUMENTS................................   10
     3B.          OPINION OF PURCHASER'S SPECIAL COUNSEL...........   11
     3C.          REPRESENTATIONS AND WARRANTIES; NO DEFAULT.......   11
     3D.          PURCHASE PERMITTED BY APPLICABLE LAWS............   11
     3E.          PAYMENT OF FEES..................................   11
     3F.          ADDITIONAL ELECTRONIC CLOSING MATTERS............   11

4.   PREPAYMENTS...................................................   11
     4A.          REQUIRED PREPAYMENTS OF NOTES....................   12
     4B.          OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT   12
     4C.          NOTICE OF OPTIONAL PREPAYMENT....................   12
     4D.          APPLICATION OF PREPAYMENTS.......................   12
     4E.          RETIREMENT OF NOTES..............................   12

5.   AFFIRMATIVE COVENANTS.........................................   13
     5A.          FINANCIAL STATEMENTS; NOTICE OF DEFAULTS.........   13

                                                                     Page
                                                                     ----
     5B.          INFORMATION REQUIRED BY RULE 144A................   15
     5C.          INSPECTION OF PROPERTY...........................   15
     5D.          COVENANT TO SECURE NOTES EQUALLY.................   15
     5E.          MAINTENANCE OF INSURANCE.........................   15
     5F.          COMPLIANCE WITH LAWS.............................   16

6.   NEGATIVE COVENANTS............................................   16
     6A.          CURRENT RATIO....................................   16
     6B.          TANGIBLE NET WORTH...............................   16
     6C.          CREDIT AND OTHER RESTRICTIONS....................   16
     6C(1).       LIEN RESTRICTIONS................................   16
     6C(2).       DEBT.............................................   17
     6C(3).       LOANS, ADVANCES AND INVESTMENTS..................   18
     6C(4).       SALE OF STOCK AND DEBT OF SUBSIDIARIES...........   19
     6C(5).       MERGER AND CONSOLIDATION.........................   19
     6C(6).       TRANSFER OF ASSETS...............................   19
     6C(7).       LEASE RENTALS....................................   20
     6C(8).       SALE, PLEDGE OR DISCOUNT OF RECEIVABLES..........   20
     6C(9).       RELATED PARTY TRANSACTIONS.......................   20
     6C(10).      SUBSIDIARY DIVIDEND RESTRICTIONS.................   20
     6D.          ISSUANCE OF STOCK BY SUBSIDIARIES................   20

7.   EVENTS OF DEFAULT.............................................   21
     7A.          ACCELERATION.....................................   21
     7B.          RESCISSION OF ACCELERATION.......................   24
     7C.          NOTICE OF ACCELERATION OR RESCISSION.............   25
     7D.          OTHER REMEDIES...................................   25

8.   REPRESENTATIONS, COVENANTS AND WARRANTIES.....................   25
     8A.          ORGANIZATION.....................................   25
     8B.          FINANCIAL STATEMENTS.............................   25
     8C.          ACTIONS PENDING..................................   26
     8D.          OUTSTANDING DEBT.................................   26
     8E.          TITLE TO PROPERTIES..............................   27
     8F.          TAXES............................................   27
     8G.          CONFLICTING AGREEMENTS AND OTHER MATTERS.........   27
     8H.          OFFERING OF NOTES................................   28
     8I.          USE OF PROCEEDS, REGULATION G, ETC...............   28
     8J.          ERISA............................................   28
     8K.          GOVERNMENTAL COMPLIANCE..........................   29
     8L.          COMPLIANCE.......................................   29
     8M.          HOSTILE TENDER OFFERS............................   29
     8N.          DISCLOSURE.......................................   29
     8O.          HOLDING COMPANY STATUS...........................   30
     8P.          INVESTMENT COMPANY STATUS........................   30

                                                                     Page
                                                                     ----
9.   REPRESENTATIONS OF EACH PURCHASER.............................   30
     9A.          NATURE OF PURCHASE...............................   30
     9B.          SOURCE OF FUNDS..................................   30
     9C.          NO RELIANCE ON PURCHASED COMMON STOCK............   30

10.  DEFINITIONS; ACCOUNTING MATTERS...............................   31
     10A.         YIELD-MAINTENANCE TERMS..........................   31
     10B.         OTHER TERMS......................................   32
     10C.         ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS..   43

11.  COMPANY GUARANTY OF ELECTRONIC'S OBLIGATIONS..................   43
     11A.         GUARANTY OF PAYMENT & PERFORMANCE OF OBLIGATIONS.   43
     11B.         OBLIGATIONS UNCONDITIONAL........................   44
     11C.         OBLIGATIONS UNIMPAIRED...........................   45
     11D.         WAIVERS OF COMPANY...............................   46
     11E.         REVIVAL..........................................   48
     11F.         OBLIGATION TO KEEP INFORMED......................   48
     11G.         BANKRUPTCY.......................................   49

12.  MISCELLANEOUS.................................................   49
     12A.         NOTE PAYMENTS....................................   49
     12B.         EXPENSES.........................................   49
     12C.         CONSENT TO AMENDMENTS............................   50
     12D.         TRANSFER LIMITATIONS: FORM, REGISTRATION,
                  TRANSFER AND EXCHANGE OF NOTES; LOST NOTES.......   51
     12E.         PERSONS DEEMED OWNERS; PARTICIPATIONS............   51
     12F.         SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                  ENTIRE AGREEMENT.................................   52
     12G.         SUCCESSORS AND ASSIGNS...........................   52
     12H.         NOTICES..........................................   52
     12I.         CONFIDENTIALITY..................................   53
     12J.         PAYMENTS DUE ON NON-BUSINESS DAYS................   54
     12K.         SATISFACTION REQUIREMENT.........................   54
     12L.         DESCRIPTIVE HEADINGS.............................   54
     12M.         GOVERNING LAW....................................   54
     12N.         COUNTERPARTS.....................................   54

                             EXHIBITS AND SCHEDULES

Information Schedule
Exhibit A        -   Form of Electronic Note
Exhibit A-2      -   Form of Company Note
Exhibit B-1      -   Form of Purchase Request (Electronic Notes)
Exhibit B-2      -   Form of Request for Purchase (Company Notes)
Exhibit C-1      -   Form of Confirmation of Acceptance (Electronic Notes)
Exhibit C-2      -   Form of Confirmation of Acceptance (Company Notes)
Exhibit D-1      -   Form of Opinion of Counsel, Electronic Note Closing
Exhibit D-2      -   Form of Opinion of Counsel, Company Note Closings
Exhibit E        -   Subordination Terms
Schedule 6C(3)   -   Existing Loans, Advances and Investments
Schedule 6C(6)   -   Permitted Transfers of Assets
Schedule 8A      -   Subsidiary Information
Schedule 8C      -   Actions Pending

                               ZERO CORPORATION
                             ELECTRONIC SOLUTIONS
                        444 South Flower Street, #2100
                        Los Angeles, California  90071

                                                          As of January 31, 1996

The Prudential Insurance Company
    of America ("PRUDENTIAL")
Each Prudential Affiliate (as hereinafter defined) which becomes bound by certain provisions of this Agreement as hereinafter provided (together with Prudential, the "PURCHASERS")

c/o Prudential Capital Group
777 South Figueroa Street
Suite 2950
Los Angeles, California  90017

Ladies and Gentlemen:

     The undersigned, Zero Corporation (the "COMPANY") and Electronic Solutions ("ELECTRONIC"), hereby agree with you as follows:

     1A. AUTHORIZATION OF ISSUE OF ELECTRONIC NOTES. Electronic will authorize the issue of its guaranteed senior promissory notes (the "ELECTRONIC NOTES") in the aggregate principal amount of $50,000,000, to be dated the date of issue thereof, to mature no more than fifteen years from the date of original issuance thereof, to have an Average Life to Maturity of not more than ten years, to bear interest on the unpaid balance thereof at the rate per annum, and to have such other particular terms as shall be set forth in the Confirmation of Acceptance delivered pursuant to paragraph 2A(5), and to be substantially in the form of Exhibit A-1 attached hereto. Each Electronic Note shall be unconditionally
-----------
guaranteed by the Company pursuant to the guarantee set forth in paragraph 11 hereof.

     1B. AUTHORIZATION OF ISSUE OF COMPANY NOTES. The Company will authorize the issue of its senior promissory notes (the "COMPANY NOTES") in the aggregate principal amount of $20,000,000, to be dated the date of issue thereof, to mature, in the case of each Note so issued, no more than fifteen years after the date of original issuance thereof, to have an Average Life to Maturity of not more than ten years, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Note so issued, in the Confirmation of Acceptance with respect to such Note delivered pursuant to paragraph 2B(5), and to be substantially in the form of Exhibit A-2 attached hereto. The terms "NOTE" and
                             -----------
"NOTES" as used herein shall include each Electronic Note and each Company Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision.
Notes which would have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods, (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note's ultimate predecessor Note was issued) and
(vii) the same issuer, are herein called a "SERIES" of Notes.

     2A.  PURCHASE AND SALE OF ELECTRONIC NOTES

     2A(1). AGREEMENT TO PURCHASE ELECTRONIC NOTES. Subject to the occurrence of an Electronic Acceptance with respect to any Electronic Notes and the terms and conditions herein set forth, Prudential hereby agrees to purchase from Electronic and/or cause the purchase thereof by one or more Prudential Affiliates, Electronic Notes in an aggregate principal amount determined as hereinafter provided, at a price equal to 100% of the principal amount thereof. Electronic Notes shall not be issuable hereunder on more than one occasion.

     2A(2). AVAILABILITY PERIOD. Electronic Notes may be issued and sold pursuant to this Agreement until June 28, 1996. The period during which Electronic Notes may be issued and sold pursuant to this Agreement is herein called the "AVAILABILITY PERIOD".

     2A(3). PURCHASE REQUEST. Electronic may during the Availability Period make a request for purchase of Electronic Notes (any such request being herein called a "PURCHASE REQUEST"). A Purchase Request shall be made to Prudential by telecopier or overnight delivery service, and shall (i) specify the aggregate principal amount of Electronic Notes covered thereby, which shall not be less than $10,000,000 and shall not be greater than $50,000,000, (ii) specify the principal amount, final maturity, principal prepayment dates and amounts and interest payment periods (which shall be semi-annually in arrears) of the Electronic Notes (which specification must provide for a maturity of not more than fifteen years and an Average Life to Maturity of not more than ten years), (iii) confirm that the use of proceeds of such Electronic Notes shall be the purchase of publicly traded common stock of the Company pursuant to a tender offer therefor and payment of expenses related thereto, (iv) specify the proposed day for the closing of the purchase and sale of the Electronic Notes, which shall be a Business Day during the Availability Period not less than 5 Business Days after the making of such Purchase Request and not later than June 28, 1996, (v) specify the number of the account and the name and address of the depository institution to which the aggregate purchase price of such Electronic Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Purchase Request, that there exists on the date of such Purchase Request no Event of Default or Default and that no Material Adverse Change has occurred and (vii) be substantially in the form of Exhibit B-1 attached hereto. Each Purchase Request
                             -----------
shall be in writing and shall be deemed made when such Purchase Request and any supplemental information requested by Prudential have been received by Prudential. No Purchase Request may be submitted during any period of Market Disruption.

     2A(4). RATE QUOTES. Not later than three Business Days after Prudential shall have received from the Company a Purchase Request pursuant to paragraph 2A(3), Prudential shall, unless the Purchase Request contains a false certification or is non-conforming or a Market Disruption or Material Adverse Change has occurred, provide to the Company by telephone or telecopier, in each case between 9:30 a.m. and 1:30 p.m. New York City local time (or such later time as Prudential may elect) an interest rate quote ("RATE QUOTE") for the Electronic Notes specified in such Purchase Request. Each Rate Quote shall represent the interest rate per annum payable on the outstanding principal balance of such Electronic Notes at which Prudential or a Prudential Affiliate would be willing to purchase such Notes at 100% of the principal amount thereof. Each Rate Quote provided shall be determined by Prudential by adding (a) the yield reported (as of the time of determination thereof by Prudential) on the Telerate Service (or any comparable successor service or publication used by Prudential) for a series (the "BASE TREASURY NOTES") of actively traded U.S. Treasury securities having an Average Life to Maturity comparable to that of the Electronic Notes proposed to be issued (using more than one such series of Base Treasury Notes and interpolating linearly between them, if appropriate in Prudential's determination) plus (b) a credit spread determined by Prudential.

     2A(5). ACCEPTANCE. Within 15 minutes after Prudential shall have provided any Rate Quote or such shorter period as

Prudential may specify to Electronic (such period herein called the "ACCEPTANCE WINDOW"), Electronic may, subject to paragraph 2A(6), elect to accept such Rate Quote as to the Electronic Notes specified in the related Purchase Request.
Such election shall be made by an Authorized Officer of Electronic notifying Prudential by telephone within the Acceptance Window that Electronic elects to accept such interest rate quote, specifying the Notes (each such Note being herein called an "ACCEPTED ELECTRONIC NOTE") as to which such acceptance (herein called an "ELECTRONIC ACCEPTANCE") relates. The day Electronic notifies Prudential of an Electronic Acceptance with respect to the Accepted Electronic Notes is herein called the "ACCEPTANCE DAY" for such Accepted Electronic Notes. Any interest rate quotes as to which Prudential does not receive an Electronic Acceptance within the Acceptance Window shall expire, and no purchase or sale of Electronic Notes hereunder shall be made based on such expired interest rate quotes. Subject to paragraph 2A(6) and the other terms and conditions hereof, the Company agrees to sell to Prudential or a Prudential Affiliate, and Prudential agrees to purchase, or to cause the purchase by a Prudential Affiliate of, any Accepted Electronic Notes at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance Day, Electronic, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Electronic Notes will execute a confirmation of such Electronic Acceptance substantially in the form of Exhibit C-1 attached hereto (herein
                                        -----------
called a "CONFIRMATION OF ACCEPTANCE").

     2A(6). MARKET DISRUPTION. Notwithstanding the provisions of paragraph 2A(5), if Prudential shall have provided a Rate Quote pursuant to paragraph 2A(4) and thereafter prior to the time an Electronic Acceptance with respect to such Rate Quote shall have been notified to Prudential in accordance with paragraph 2A(5) a Market Disruption occurs, then such Rate Quote shall be deemed to have then expired, and no purchase or sale of Notes hereunder shall be made based on such expired Rate Quote. If Electronic thereafter notifies Prudential of an Electronic Acceptance of any such Rate Quote, such Electronic Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify Electronic that the provisions of this paragraph 2A(6) are applicable with respect to such Electronic Acceptance.

     2B.  PURCHASE AND SALE OF COMPANY NOTES.

     2B(1). FACILITY. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of Company Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Company Notes is herein called the "FACILITY". At any time, the aggregate principal amount of Company Notes stated in paragraph 1B, minus the
                                                                    -----
aggregate principal amount of Company Notes purchased and sold prior to such time pursuant to this Agreement, minus the aggregate principal amount of
                                  -----
Accepted Company Notes which have not yet been purchased and sold hereunder prior to such time, is herein called the "AVAILABLE FACILITY AMOUNT" at such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF COMPANY NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE COMPANY NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF COMPANY NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

     2B(2). ISSUANCE PERIOD. Company Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the second anniversary of the date of this Agreement (or if such anniversary is not a Business Day, the Business Day next preceding such anniversary) and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, written notice stating that it elects to terminate the issuance and sale of Company Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Company Notes may be issued and sold pursuant to this Agreement is herein called the "ISSUANCE PERIOD".

     2B(3). REQUEST FOR PURCHASE. The Company may from time to time during the Issuance Period make requests for purchases of Company Notes (each such request being herein called a "REQUEST FOR PURCHASE"). Each Request for Purchase shall be made to Prudential by telecopier or overnight delivery service, and shall (i) specify the aggregate principal amount of Company Notes covered thereby, which shall not be less than $5,000,000 and shall not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities, principal prepayment dates and amounts and interest payment periods (which shall be semi-annually in arrears) of the Company Notes covered thereby, (iii) specify the use of proceeds of such Company Notes, (iv) specify the proposed day for the closing of the purchase and sale of such Company Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 30 days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the aggregate purchase price of such Company Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase and that there exists on the date of such

Request for Purchase no Event of Default or Default and (vii) be substantially in the form of Exhibit B-2 attached hereto. Each Request for Purchase shall be
               -----------
in writing and shall be deemed made when received by Prudential.

     2B(4). RATE QUOTES. Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to paragraph 2B(3), Prudential may, but shall be under no obligation to, provide to the Company by telephone or telecopier, in each case between 9:30 a.m. and 1:30 p.m. New York City local time (or such later time as Prudential may elect) interest rate quotes for the several principal amounts, maturities, principal prepayment schedules, and interest payment periods of Company Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Company Notes at which Prudential or a Prudential Affiliate would be willing to purchase such Notes at 100% of the principal amount thereof.

     2B(5). ACCEPTANCE. Within 15 minutes after Prudential shall have provided any interest rate quotes pursuant to paragraph 2B(4) or such shorter period as Prudential may specify to the Company (such period herein called the "ACCEPTANCE WINDOW"), the Company may, subject to paragraph 2B(6), elect to accept such interest rate quotes as to not less than $5,000,000 aggregate principal amount of the Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone within the Acceptance Window that the Company elects to accept such interest rate quotes, specifying the Notes (each such Note being herein called an "ACCEPTED COMPANY NOTE") as to which such acceptance (herein called a "COMPANY ACCEPTANCE") relates. The day the Company notifies Prudential of a Company Acceptance with respect to any Accepted Company Notes is herein called the "ACCEPTANCE DAY" for such Accepted Company Notes. Any interest rate quotes as to which Prudential does not receive a Company Acceptance within the Acceptance Window shall expire, and no purchase or sale of Notes hereunder shall be made based on such expired interest rate quotes. Subject to paragraph 2B(6) and the other terms and conditions hereof, the Company agrees to sell to Prudential or a Prudential Affiliate, and Prudential agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Notes. As soon as practicable following the Company Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Company Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit C-2 attached hereto
                                                -----------
(herein called a "CONFIRMATION OF ACCEPTANCE"). If the Company should fail to execute and return to Prudential (by facsimile or overnight delivery service) within three Business Days following receipt thereof a Confirmation of

Acceptance with respect to any Accepted Company Notes, Prudential may at its election at any time prior to its receipt thereof cancel the closing with respect to such Accepted Company Notes by so notifying the Company in writing.

     2B(6). MARKET DISRUPTION. Notwithstanding the provisions of paragraph 2B(5), if Prudential shall have provided interest rate quotes pursuant to paragraph 2B(4) and thereafter prior to the time a Company Acceptance with respect to such quotes shall have been notified to Prudential in accordance with paragraph 2B(5) a Market Disruption occurs, then such interest rate quotes shall be deemed to have then expired, and no purchase or sale of Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential of a Company Acceptance of any such interest rate quotes, such Company Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this paragraph 2B(6) are applicable with respect to such Company Acceptance.

     2C.  CLOSINGS AND FEES.

     2C(1). CLOSINGS. Not later than 11:30 a.m. (New York City local time) on the Closing Day for any Accepted Notes, the Company or Electronic (as the case may be) will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of Prudential Capital Group, Two Prudential Plaza, Suite 5600, Chicago, IL 60601-6716 (or such other address as Prudential may specify), the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Accepted Note to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser's name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's or Electronic's account specified in the Purchase Request or Request for Purchase (as the case may be) with respect to such Notes. If Electronic or the Company (as the case may be) fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this paragraph 2C(1), or any of the applicable conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 p.m., New York City local time, on such scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Availability Period or the Issuance Period, as applicable, not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the "RESCHEDULED CLOSING DAY")) and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with paragraph 2C(4) or (ii) such closing is to be canceled. In the event that the Company shall fail to give such notice referred to in the preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 1:00 p.m., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled. Notwithstanding anything to the contrary appearing in this Agreement, the Company may not elect to reschedule a closing with respect to any given Accepted Notes on more than one occasion, unless Prudential shall have otherwise consented in writing.

     2C(2). STRUCTURING FEE. In consideration for the time, effort and expense involved in the preparation, negotiation, execution and monitoring of this Agreement, the Company will pay to Prudential a non-refundable structuring fee . Prudential has previously received a $25,000 installment of such structuring fee. A second and final $25,000 installment shall be paid by the Company to Prudential on June 28, 1996; provided, however, that the Company shall not be obligated to make payment of such second and final installment if a closing of the purchase and sale of Electronic Notes occurs on or before June 28, 1996.

     2C(3). ISSUANCE FEE. The Company will pay to Prudential in immediately available funds a fee (herein called the "ISSUANCE FEE") on each Closing Day with respect to Company Notes in an amount equal to 0.15% of the aggregate principal amount of Company Notes sold on such Closing Day. No Issuance Fee shall be due in connection with any issuance of the Electronic Notes.

     2C(4). DELAYED DELIVERY FEE. If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company or Electronic (as applicable) will pay to Prudential (i) on the Cancellation Date or actual closing date of such purchase and sale a fee (herein called the "DELAYED DELIVERY FEE") calculated as follows:

               (BEY - MMY) X DTS/365 X PA

where "BEY" means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note, "MMY" means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential on the date Prudential receives notice of the delay in the closing for such Accepted Note having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled

Closing Days (a new alternative investment being selected by Prudential each time such closing is delayed); "DTS" means Days to Settlement, i.e., the number of actual days elapsed from and including the original Closing Day with respect to such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment to but excluding the date of such payment; and "PA" means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2C(1)

     2C(5). CANCELLATION FEE. If Electronic or the Company (as the case may be) at any time notifies Prudential in writing that Electronic or the Company (as the case may be) is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies Electronic or the Company (as the case may be) in writing under the circumstances set forth in the last sentence of either paragraph 2A(5) or 2B(5) or the penultimate sentence of paragraph 2C(1) that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Availability Period or the Issuance Period, as applicable (the date of any such notification, or the last day of the Availability Period or Issuance Period, as the case may be, being herein called the "CANCELLATION DATE"), Electronic or the Company , (as applicable), will pay to Prudential in immediately available funds an amount (the "CANCELLATION FEE") calculated as follows:

                                    PI X PA

where "PI" means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as reasonably determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as reasonably determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and "PA" has the meaning ascribed to it in paragraph 2C(4). The foregoing bid and ask prices shall be as reported by Telerate Systems, Inc. (or, if such data for any reason ceases to be available through Telerate Systems, Inc., any publicly available source of similar market data selected by Prudential and reasonably acceptable to Electronic or the Company). Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero.

     3. CONDITIONS OF CLOSING. The obligation of any Purchaser to purchase and pay for any Notes is subject to the satisfaction, on or before the Closing Day for such Notes, of the following conditions:

     3A. CERTAIN DOCUMENTS. Such Purchaser shall have received the following, each dated the date of the applicable Closing Day:

          (i)  The Note(s) to be purchased by such Purchaser.

          (ii) Certified copies of the resolutions of the Board of Directors of the Company and Electronic , authorizing the execution and delivery of this Agreement (including, in the case of the Company, its guarantee set forth in paragraph 11 hereof) and the issuance of their respective Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

          (iii) Certificates of the Secretary or an Assistant Secretary and one other officer of Electronic (if the closing involves Electronic Notes) and the Company, certifying the names and true signatures of the officers authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

          (iv) Certified copies of the Certificate of Incorporation and By-laws of Electronic (if the closing involves Electronic Notes) and the Company.

          (v) A favorable opinion of Gibson, Dunn & Crutcher, special counsel to the Company and Electronic (or such other counsel designated by the Company and acceptable to the Purchaser(s)) satisfactory to such Purchaser and substantially in the form of Exhibit D-1 (in the case of the Electronic
                                      -----------
     Notes) or D-2 (in the case of the Company Notes) attached hereto and as to such other matters as such Purchaser may reasonably request. Electronic (if the closing involves Electronic Notes) and the Company hereby direct such counsel to deliver such opinion, agree that the issuance and sale of any Notes will constitute a reconfirmation of such direction, and understand and agree that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion.

          (vi) A good standing certificate for Electronic (if the closing involves Electronic Notes) from the Secretary of State of each of Nevada and California and for the Company from the Secretary of State of each of Delaware and California, in each case dated as of a recent date, and such other evidence of the status thereof as such Purchaser may reasonably request.

          (vii) Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

     3B. OPINION OF PURCHASER'S SPECIAL COUNSEL. Such Purchaser shall have received from James F. Evert, Assistant General Counsel of Prudential, or such other counsel who is acting as special counsel for it in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

     3C. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The representations and warranties contained in paragraph 8 shall be true on and as of such Closing Day; there shall exist on such Closing Day no Event of Default or Default (assuming for purposes hereof, if no Notes are then outstanding, that Notes have been issued and are outstanding); and the Company and Electronic (if the closing involves Electronic Notes) shall have each delivered to such Purchaser an Officer's Certificate, dated such Closing Day, to both such effects.

     3D. PURCHASE PERMITTED BY APPLICABLE LAWS. The purchase of and payment for the Notes to be purchased by such Purchaser on the terms and conditions herein provided (including the use of the proceeds from the sale of such Notes) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation.

     3E. PAYMENT OF FEES. The Company or Electronic shall have paid to Prudential any fees due it pursuant to this Agreement, including any Structuring Fee due pursuant to paragraph 2C(2), any Issuance Fee due pursuant to paragraph 2C(3) and any Delayed Delivery Fee due pursuant to paragraph 2C(4).

     3F. ADDITIONAL ELECTRONIC CLOSING MATTERS. If the closing is with respect to the Electronic Notes, (i) the Purchasers shall have received a solvency certificate with respect to Electronic executed by the Company's chief financial officer, (ii) the Company shall have prepared and delivered to Prudential a pro
                                                                            ---
forma consolidated balance sheet giving effect to the purchase of the Purchased
-----
Common Stock, which balance sheet shall be used in determining Base Tangible Net Worth and (iii) the purchase price of the Purchased Common Stock, to the extent in excess of $50,000,000, shall be funded with internally generated cash of Electronic, the Company or one of the other Subsidiaries.

     4. PREPAYMENTS. The Notes shall be subject to required prepayment as and to the extent provided in paragraph 4A. The

Notes shall also be subject to prepayment under the circumstances set forth in paragraph 4B. Any prepayment made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any required prepayment referenced in paragraph 4A.

     4A. REQUIRED PREPAYMENTS OF NOTES. Each Series of Notes shall be subject to required prepayments, if any, set forth in the Notes of such Series.

     4B. OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT. The Notes of each Series shall be subject to prepayment, in whole at any time or in part from time to time (in integral multiples of $500,000 and in a minimum amount of $1,000,000), at the option of Electronic or the Company (as applicable), at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of a Series of Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

     4C. NOTICE OF OPTIONAL PREPAYMENT. Electronic or the Company (as applicable) shall give the holder of each Note of a Series to be prepaid pursuant to paragraph 4B irrevocable written notice of such prepayment not less than 10 Business Days prior to the prepayment date, specifying such prepayment date, the aggregate principal amount of the Notes of such Series to be prepaid on such date, the principal amount of the Notes of such Series held by such holder to be prepaid on that date and that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date.

     4D. APPLICATION OF PREPAYMENTS. In the case of each prepayment of less than the entire unpaid principal amount of all outstanding Notes of any Series pursuant to paragraph 4A or 4B, the amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series (including, for the purpose of this paragraph 4D only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than be prepayment pursuant to paragraph 4A or 4B) according to the respective unpaid principal amounts thereof.

     4E. RETIREMENT OF NOTES. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraphs 4A or 4B or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes of any Series held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes of such Series held by each other holder of Notes of such Series at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purposes under this Agreement, except as provided in
                                                   ------
paragraph 4D.

     5. AFFIRMATIVE COVENANTS. During the Availability Period, the Issuance Period and for so long as any Note is outstanding and unpaid, the Company covenants as follows:

     5A. FINANCIAL STATEMENTS; NOTICE OF DEFAULTS. The Company covenants that it will deliver to each Significant Holder in triplicate:

          (i) as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of income, cash flows and shareholders' equity of the Company and its Subsidiaries for the period from the beginning of the then current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified to by the Chief Financial Officer or Corporate Controller of the Company, subject to changes resulting from year-end adjustments; provided, however, that
                                                  --------  -------
     delivery pursuant to clause (iii) below of copies of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i);

          (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year (a) consolidated statements of income, cash flows and shareholders' equity, (b) consolidating statements of income, and (c) to the extent prepared by the Company or reviewed or audited its independent public accountants in the normal course of business, consolidating statements of cash flows and shareholders' equity, in each case of the Company and its Subsidiaries for such year, and a consolidating and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holders and, as to the consolidated financial statements, reported on by independent public accountants of recognized national standing selected by the Company whose report shall be unqualified and without limitation as to the scope of their audit and otherwise reasonably satisfactory in substance to the Required Holders and, as to the consolidating financial statements, certified by an authorized financial officer of the Company; provided,
                                                                  --------
     however, that delivery pursuant to clause (iii) below of copies of the
     -------
     Annual Report on Form 10-K of the Company for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii) (including with respect to consolidating statements);

          (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports (if any) which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

          (iv) promptly upon any Significant Holder's request therefor, a copy of each other report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company; and

          (v) with reasonable promptness, such other financial data as such holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and
(ii) above, the Company will deliver to each Significant Holder a certificate from an Authorized Officer of the Company having knowledge of the Company's financial matters (a) demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A, 6B, 6C(1), 6C(2), 6C(3), 6C(6), 6C(7), (b) identifying the sixty consecutive day period referenced in paragraph 6C(2) and, if applicable, the maximum amount of Current Debt referenced therein and (c) stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each Significant Holder a report from such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default insofar at they relate to financial or accounting matters, or, if they have obtained knowledge of any such Event of Default or Default , specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default insofar as they relate to financial or accounting matters which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

     The Company also covenants that immediately after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

     5B. INFORMATION REQUIRED BY RULE 144A. The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

     5C. INSPECTION OF PROPERTY. The Company covenants that it will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with any Responsible Officer of the Company and its independent public accountants, all at such reasonable times during normal business hours and as often as such Significant Holder may reasonably request.

     5D. COVENANT TO SECURE NOTES EQUALLY. The Company covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6C(1) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 12C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other obligations thereby secured so long as any such other obligations shall be so secured.

     5E. MAINTENANCE OF INSURANCE. The Company covenants that it and each Subsidiary will maintain, with financially sound and reputable insurers, insurance in such amounts and against such liabilities and hazards as customarily is maintained by other companies operating similar businesses. Together with each delivery of financial statements under paragraph 5A, the Company will, upon the request of any Significant Holder, deliver an Officer's Certificate specifying the details of such insurance in effect.

     5F. COMPLIANCE WITH LAWS. The Company covenants that it will, and will cause each of the Subsidiaries to, comply in a timely fashion with, or operate pursuant to valid waivers of the provisions of, all applicable statutes, rules, regulations and orders of all Federal, state, local and foreign governments, courts, agencies or regulatory bodies, including all Environmental Laws, except(i) where a good faith dispute exists between the Company or a Subsidiary and any such governmental authority regarding compliance with or application of any such statute, rule, regulation or order (including Environmental Laws) and(ii)where noncompliance would not materially adversely affect the business, condition (financial or otherwise) or operations of the Company and the Subsidiaries taken as a whole.

     6. NEGATIVE COVENANTS. During the Availability Period, the Issuance Period and at all times during which any Note or other amount due hereunder is outstanding and unpaid, the Company covenants as follows:

     6A. CURRENT RATIO. The Company covenants that it will not permit the ratio of the current assets of the Company and Subsidiaries on a consolidated basis to the current liabilities of the Company and Subsidiaries on a consolidated basis to be less than 1.25 to 1.0 at any time.

     6B. TANGIBLE NET WORTH. The Company covenants that it will not permit Consolidated Tangible Net Worth at any time to be less than the sum of (i) Base Net Worth plus (ii) to the extent positive, 25% of the aggregate amount of Consolidated Net Earnings for the period, taken as one accounting period, commencing on October 1, 1995 and ending on the last day of the fiscal year most recently ended as of any date of determination (exclusive of that portion (if any) of Consolidated Net Earnings already reflected in Base Net Worth).

     6C. CREDIT AND OTHER RESTRICTIONS. The Company covenants that it will not and will not permit any Subsidiary to:

     6C(1). LIEN RESTRICTIONS. Create, assume or suffer to exist any Lien upon any of its property or assets (excluding the Purchased Company Stock), whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of Notes in accordance with the provisions of paragraph 5D hereof), except:
         ------

          (i) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings,

          (ii) Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business,

          (iii) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Company or a Wholly-Owned Subsidiary,

          (iv) Liens existing on any property of any corporation at the time it becomes a Subsidiary (so long as such Lien was not created or incurred in anticipation of such corporation becoming a Subsidiary), or existing prior to the time of acquisition upon any property acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise, whether or not assumed by the Company or such Subsidiary, or placed upon property at the time of acquisition by the Company or any Subsidiary to secure all or a portion of (or to secure Debt incurred to pay all or a portion of) the purchase price thereof, provided that (a) any such Lien shall not encumber any other property of the Company or such Subsidiary, and (b) the aggregate amount of Debt secured by all such Liens at no time exceeds an amount equal to 15% of Consolidated Tangible Net Worth, and

          (v) other Liens securing Debt so long as the aggregate amount of Priority Debt at no time exceeds an amount equal to 15% of Consolidated Tangible Net Worth;

     6C(2).  DEBT. Create, incur, assume or suffer to exist any Debt, except:
                                                                      ------

          (i) Funded Debt and Current Debt of any Subsidiary to the Company or a Wholly-Owned Subsidiary,

          (ii) Funded Debt and Current Debt of the Company to any Subsidiary if such Subsidiary has entered into and delivered to Prudential a subordination agreement substantially in the form of Exhibit E hereto,

          (iii)  Funded Debt evidenced by the Notes,

          (iv)  additional Funded Debt, and

          (v)  additional Current Debt;

     provided that (a) Aggregate Funded Debt shall not exceed 55% of
     --------
     Consolidated Tangible Capitalization at any time through March 31, 1998 or 50% of Consolidated Tangible Capitalization at any time thereafter, (b) all Current Debt described in clause (iv), above, has been simultaneously reduced to zero for a period of sixty consecutive days in each rolling twelve month period or, alternatively, there could have been incurred and outstanding on each day of a sixty consecutive day period selected by the Company during each such rolling twelve month period an amount of Funded Debt equal to the maximum amount of Current Debt outstanding during such sixty consecutive day period and (c) Priority Debt shall at no time exceed 15% of Consolidated Tangible Net Worth;

     6C(3). LOANS, ADVANCES AND INVESTMENTS. Make or permit to remain outstanding any loan or advance to, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except:
                             ------

          (i)  loans or advances to any Subsidiary,

          (ii)  Purchased Common Stock,

          (iii) stock, obligations or securities of a Subsidiary or of a Person which immediately after such purchase or acquisition will be a Subsidiary,

          (iv) (a) direct obligations of, or obligations guaranteed by, the United States of America, (b) certificates of deposit and banker's acceptances (and repurchase agreements with respect to same) in each case payable in the United States in United States dollars and maturing not more than one year from the date of purchase and issued by a commercial bank located and incorporated in the United States or Canada with capital and surplus in excess of $250 million (U.S.), (c) commercial paper rated P-1 by Moody's Investors Service, Inc. ("Moody's") or A-1 by Standard & Poor's Corporation ("S&P") and maturing not more than one year from the date of purchase thereof and (d) bonds, debentures, notes or similar debt obligations issued by a United States domiciled corporation or by a state or municipality which are rated "A" or better by Moody's or S&P and mature not more than two years from the date of purchase,

          (v) stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Company or any Subsidiary,

          (vi) travel and other like advances to officers and employees of the Company or a Subsidiary in the ordinary course of business,

          (vii) the cash value of life insurance policies owned by the Company on the lives of members of the Company's management,

          (viii) loans, advances and investments existing on the date hereof as set forth on Schedule 6C(3), and

          (ix) other loans, advances and investments, provided that the aggregate amount thereof (determined using original cost in the case of investments) shall at no time exceed 10% of Consolidated Tangible Net Worth;

     6C(4). SALE OF STOCK AND DEBT OF SUBSIDIARIES. Sell or otherwise dispense of, or part with control of, any shares of stock or Debt of any Subsidiary, except to the Company or a Wholly-Owned Subsidiary, and except that all shares of stock and Debt of any Subsidiary (other than Electronic) at the time owned by or owed to the Company and all Subsidiaries may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Board of Directors of the Company) at the time of sale of the shares of stock and Debt so sold; provided that (i) such sale or other disposition is
                        --------
treated as a Transfer of the assets of such Subsidiary and is permitted by paragraph 6C(6) and (ii) at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Debt of any other Subsidiary (unless all of the shares of stock and Debt of such other Subsidiary owned, directly or indirectly, by the Company and all Subsidiaries are simultaneously being sold as permitted by this paragraph 6C(4));

     6C(5). MERGER AND CONSOLIDATION. Merge or consolidate with or into any other Person, except that:
              ------

          (i) any Subsidiary may merge or consolidate with or into the Company, provided that the Company is the continuing or surviving corporation,
     --------

          (ii) any Subsidiary may merge or consolidate with or into a Wholly-Owned Subsidiary,

          (iii) the Company may merge with any other solvent corporation, provided that (a) the Company shall be the continuing or surviving
     --------
     corporation, and (b) no Default or Event of Default exists or would exist immediately after giving effect to such merger, and

          (iv) the Company may merge with a Wholly-Owned Subsidiary which has essentially no assets or liabilities and has been formed solely for purposes of effecting a change of domicile of the Company through such merger, so long as no Default or Event of Default exists or would exist after giving effect thereto;

     6C(6). TRANSFER OF ASSETS. Transfer any of its assets (excluding the Purchased Company Stock) except that:
                         ------

          (i) any Subsidiary may Transfer assets to the Company or a Wholly-Owned Subsidiary, and the Company or any

     Subsidiary may sell inventory in the ordinary course of business,

          (ii) the Company and Subsidiaries may Transfer the assets set forth on Schedule 6C(6), provided that (a) each such Transfer shall be effected on or before February 1, 1998, (b) the Company or the Subsidiary selling such assets receives in each case an amount equal to the fair market value thereof and (c) if the Transfer involves the Transfer of a Subsidiary, no additional material loan, advance or investment is made in or to such Subsidiary subsequent to the date hereof; and

          (iii) the Company or any Subsidiary may otherwise Transfer assets, provided that after giving effect thereto (a) the Twelve Month Percentage
     --------
     of Assets Transferred pursuant to this clause (iii) and paragraph 6C(4) shall not exceed 15% and (b) the Cumulative Percentage of Assets Transferred pursuant to this clause (iii) and paragraph 6C(4) shall not exceed 40%;

     6C(7). LEASE RENTALS. Enter into or permit to remain in effect any operating lease as lessee if the aggregate rentals payable by the Company and Subsidiaries on a consolidated basis under all operating leases during any fiscal year would exceed 2.5% of the consolidated revenues of the Company and Subsidiaries for the immediately preceding fiscal year of the Company;

     6C(8). SALE, PLEDGE OR DISCOUNT OF RECEIVABLES. Sell with recourse, pledge or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable, other than notes and accounts receivable the collectability of which has become doubtful in accordance with generally accepted accounting principles (provided that the foregoing shall not prohibit a sale of a Subsidiary's notes and receivables which is effected pursuant to a sale of such Subsidiary permitted by paragraph 6C(4));

     6C(9). RELATED PARTY TRANSACTIONS. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise, any Related Party; provided that the foregoing shall not apply to (i) any
               --------
transaction between the Company and any Subsidiary or between Subsidiaries, or
(ii) transactions in the ordinary course of business (including payment of officer and director compensation) which are on terms no less favorable to the Company or such Subsidiary than if no such relationship existed; or

     6C(10). SUBSIDIARY DIVIDEND RESTRICTIONS. Enter into, or be otherwise subject to, any contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the payment of, dividends by any Subsidiary.

     6D. ISSUANCE OF STOCK BY SUBSIDIARIES. The Company covenants that it will not permit any Subsidiary (either directly, or indirectly by the issuance of rights or options for, or securities convertible into, such shares) to issue, sell or otherwise dispose of any shares of any class of such Subsidiary's stock (other than directors' qualifying shares) except to the Company or a Wholly-Owned Subsidiary or if (i) no Default or Event of Default exists or would exist immediately after giving effect thereto and (ii) such Subsidiary would continue to be a Subsidiary hereunder.

     7.  EVENTS OF DEFAULT.

     7A. ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (i) Electronic or the Company defaults in the payment of any principal of or Yield-Maintenance Amount on any Note when the same shall become due, either by the terms thereof or otherwise as provided in this Agreement; or

          (ii) Electronic or the Company defaults in the payment of any interest on any Note for more than five Business Days after the date due; or

          (iii) Electronic, the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capital Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit)in each case beyond any period of grace provided with respect thereto, or Electronic, the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to any originally stated maturity, or to be repurchased by Electronic, the Company or any Subsidiary; provided that the aggregate
                                                --------
     amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company, Electronic or any Subsidiary) shall occur and be continuing exceeds $2,500,000; or

          (iv) any representation or warranty made by Electronic or the Company in this Agreement or in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

          (v) the Company fails to perform or observe any agreement contained in paragraph 6 of this Agreement; or

          (vi) Electronic or the Company fails to perform or observe any other agreement, term or condition contained in this Agreement and such failure shall not be remedied within thirty (30) days after any officer of Electronic or the Company obtains actual knowledge thereof; or

          (vii) Electronic, the Company or any Subsidiary makes an assignment for the benefit or creditors or is generally not paying its debts as such debts become due; or

          (viii) any decree or order for relief in respect of Electronic, the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect ("Bankruptcy Law"), of any jurisdiction; or

          (ix) Electronic, the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or the taking of possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary or of any substantial part of the property of Electronic, the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to Electronic, the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

          (x) any petition or application referred to in clause (ix) of this paragraph 7A is filed, or any such proceedings are commenced, against Electronic, the Company or any Subsidiary and Electronic, the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days; or

          (xi) any order, judgment or decree is entered in any proceedings against Electronic or the Company decreeing the dissolution of Electronic or the Company and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days; or

          (xii) any order, judgment or decree is entered in any proceedings against Electronic, the Company or any Subsidiary decreeing a split-up of Electronic, the Company or such Subsidiary that requires the divestiture of property representing a substantial part, or the divestiture of the stock of a Subsidiary whose property represents a substantial part, of the property of Electronic or the Company and the Subsidiaries, and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days; or

          (xiii) one or more final judgments in an aggregate amount in excess of $2,500,000 are rendered against Electronic, the Company or any Subsidiary and, within sixty (60) days after entry thereof, any such judgment is not discharged or execution thereof stayed pending appeal, or within sixty (60) days after the expiration of any such stay, such judgment is not discharged; or

          (xiv) if (a) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (b) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified Electronic, the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (c) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001 (a) (18) of ERISA) under all Plans determined in accordance with Title IV of ERISA, shall exceed $1,000,000, (d) Electronic, the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (f) Electronic, the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of Electronic, the Company or any Subsidiary thereunder; and any such event or events described in clauses
     (a) through (f) above, either individually or together with any other such event or events, could reasonably be expected to result in a Material Adverse Change; or

          (xv) the Company at any time when any Electronic Notes are outstanding or Electronic has any obligation hereunder, shall contest or deny in writing the validity or enforceability of, or deny in writing that it has any liability or obligation under, its guarantee set forth in paragraph 11 hereof, or such guarantee shall be determined or asserted in writing by the Company to be void or unenforceable; or

          (xvi) less than 80% of the outstanding Voting Stock of Electronic shall be owned beneficially and of record by the Company;

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, any holder of any Note may at its option during the continuance of such Event of Default, by notice in writing to Electronic or the Company (as applicable) declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) with respect to any event constituting an Event of Default, the Required Holder(s) of the Notes of any Series may at its or their option during the continuance of such Event of Default, by notice in writing to Electronic or the Company (as applicable) declare all of the Notes of such Series to be, and all of the Notes of such Series shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note of such Series, without presentment, demand, protest or notice of any kind, all of which are hereby waived by Electronic or the Company (as applicable).

     7B. RESCISSION OF ACCELERATION. At any time after any or all of the Notes of any Series shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) of the Notes of such Series may, by notice in writing to Electronic or the Company (as applicable), rescind and annul such declaration and its consequences if (i) Electronic or the Company shall have paid all overdue interest on the Notes of such Series, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes of such Series which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes of such Series, (ii) neither Electronic nor the Company shall have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 12C, and
(iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes of such Series or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

     7C. NOTICE OF ACCELERATION OR RESCISSION. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, Electronic or the Company shall forthwith give written notice thereof to the holder of each Note of each Series at the time outstanding.

     7D. OTHER REMEDIES. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

     8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows:

     8A. ORGANIZATION. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, Electronic is a corporation duly organized and existing in good standing under the laws of the State of Nevada and each other Subsidiary is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated. Schedule 8A sets forth as of the date of this Agreement the name and jurisdiction of incorporation of each Subsidiary, as well as a description of the share ownership thereof by the Company and Subsidiaries.

     8B. FINANCIAL STATEMENTS. The Company has furnished each Purchaser of any Accepted Notes with the following financial statements, identified by an authorized Financial Officer of the Company: (i) consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the last day in each of the five fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released) and consolidated and consolidating statements of income and cash flows of the Company and its Subsidiaries for each such year, all such consolidated statements having been certified by Deloitte & Touche (or another nationally recognized accounting firm) and all such consolidating statements having been prepared by the Company; and (ii) unaudited consolidated balance sheets of the Company and each of its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of the most recent fiscal year (other than quarterly periods completed within 45 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company. The delivery of Annual Reports and Quarterly Reports on Forms 10-K and 10-Q of the Company for the applicable financial periods specified above shall be deemed to constitute compliance with the foregoing representation. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income and statements of cash flows fairly present the results of their operations for the periods indicated. There has been no Material Adverse Change since the end of the most recent fiscal year for which such audited financial statements have been furnished.

     8C. ACTIONS PENDING. Set forth on Schedule 8C hereto is the litigation to which the Company or any Subsidiary is a party on the date of this Agreement where an adverse determination could,in any case, reasonably be expected to exceed $500,000. There is no action, suit, investigation or proceeding pending (including the litigation set forth on Schedule 8C) or, to the knowledge of the Company, threatened against Electronic, the Company or any other Subsidiary or any properties or rights of Electronic, the Company or any other Subsidiary, by or before any court, arbitrator or administrative or governmental body which individually or in aggregate could reasonably be expected to result in any Material Adverse Change.

     8D. OUTSTANDING DEBT. None of Electronic, the Company or any other Subsidiary has any Debt outstanding except as permitted by paragraph 6C(2). There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto, other than defaults with respect to Debt which in aggregate does not exceed $500,000 in principal amount.

     8E. TITLE TO PROPERTIES. The Company has, and Electronic and each other Subsidiary has, good and indefeasible title (subject to minor defects) to its respective real properties (other than properties which it leases) and good title to all of its other properties, including the properties reflected in the most recent audited balance sheet referred to in paragraph 8B (other than properties disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6C(1). Electronic, the Company and each other Subsidiary enjoys peaceful and undisturbed possession of all leases necessary in any material respect for the conduct of their respective businesses, none of which contains any unusual or burdensome provisions which might materially affect or impair the operation of such businesses. All such leases are valid and subsisting and are in full force and effect.

     8F. TAXES. The Company has, and Electronic and each other Subsidiary has, filed all Federal, state and other income tax returns which, to the best knowledge of the officers of the Company, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes (i) as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) which do not collectively, together with any interest or penalties thereon, exceed $250,000.

     8G. CONFLICTING AGREEMENTS AND OTHER MATTERS. None of Electronic, the Company or any other Subsidiary is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects the business, property or assets, or financial condition of the Company and its Subsidiaries taken as a whole. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of Electronic, the Company or any other Subsidiary pursuant to, the charter or by-laws of Electronic, the Company or any other Subsidiary, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statue, law, rule or regulation to which Electronic, the Company or any of its other Subsidiaries is subject. None of Electronic, the Company or any of the other Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of Electronic, the Company or any of the other Subsidiaries, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of Electronic or the Company of the type to be evidenced by the Notes or the guarantee set forth in paragraph 11 hereof.

     8H. OFFERING OF NOTES. Neither the Company nor Electronic, nor any agent acting on either of their behalf has, directly or indirectly, offered the Notes or any similar security of Electronic or the Company for sale to, or solicited any offers to buy the Notes or any similar security of Electronic or the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor Electronic, nor any agent acting on either of their behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

     8I. USE OF PROCEEDS; REGULATION G, ETC. Electronic will use the proceeds of the Electronic Notes to purchase publicly traded common stock of the Company pursuant to a tender offer therefor and to pay expenses related thereto. As of the date of this Agreement and as of the Closing Day for the Electronic Notes, neither the Company nor any Subsidiary owns or has agreed or intends to acquire any "margin stock" (as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System) other than (i) the Purchased Common Stock and (ii) other margin stock the aggregate market value of which does not exceed $250,000. The Company will use the proceeds of any Company Notes for the purposes set forth in the applicable Confirmation of Acceptance therefor and to pay expenses thereto. Neither Electronic nor the Company, nor any agent acting on either's behalf, has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T, Regulation X, or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect.

     8J. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by Electronic, the Company, any other Subsidiary or any ERISA Affiliate which has or may result in Material Adverse Change. None of Electronic, the Company, any other Subsidiary nor any

ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which has or may result in a Material Adverse Change. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to the prohibitions of, section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of each Purchaser's representation in paragraph 9B.

     8K. GOVERNMENTAL CONSENT. Neither the nature of Electronic, the Company or of any other Subsidiary, nor any of their respective businesses or properties, nor any relationship between Electronic, the Company or any other Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

     8L. COMPLIANCE. Electronic, the Company and its other Subsidiaries, and all of their respective properties and facilities, have complied at all times and in all respects with all federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations (including Environmental Laws) except, in any such case, where failure to comply would not result in a Material Adverse Change.

     8M. HOSTILE TENDER OFFERS. None of the proceeds of the sale of any Notes will be used to finance a Hostile Tender Offer.

     8N. DISCLOSURE. Neither this Agreement (as it relates to the Company and its Subsidiaries) nor any other document, certificate or statement furnished to any Purchaser by or on behalf of Electronic or the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which has or in the future may (so far as any of the Responsible Officers of the Company can now foresee) result in a Material Adverse Change which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to each Purchaser by or on behalf of Electronic or the Company prior to the date this representation is made or repeated in connection with the transactions contemplated hereby.

     8O. HOLDING COMPANY STATUS. Neither Electronic nor the Company is a "holding company", or a "subsidiary" or "affiliate" of a "holding company", or a "public utility", within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a public utility within the meaning of the Federal Power Act, as amended.

     8P. INVESTMENT COMPANY STATUS. Neither Electronic nor the Company is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

     9. REPRESENTATIONS OF EACH PURCHASER. Each Purchaser represents as follows:

     9A. NATURE OF PURCHASE. Such Purchaser is not acquiring the Notes to be purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's property shall at all times be and remain within its control.

     9B. SOURCE OF FUNDS. The source of the funds being used by such Purchaser to pay the purchase price of the Notes being purchased by such Purchaser
hereunder constitutes assets allocated to:   (i) the "insurance company general
account" of such Purchaser (as such term is defined under Section V of the United States Department of Labor's Prohibited Transaction Class Exemption ("PTCE") 95-60), and as of the date of the purchase of the Notes such Purchaser satisfies all of the applicable requirements for relief under Sections I and IV of PTCE 95-60 or (ii) a separate account maintained by such Purchaser in which no employee benefit plan, other than employee benefit plans identified on a list which has been furnished by such Purchaser to the Company, participates to the extent of 10% or more. For the purpose of this paragraph 9B, the terms "SEPARATE ACCOUNT" and "EMPLOYEE BENEFIT PLAN" shall have the respective meanings specified in Section 3 of ERISA.

     9C. NO RELIANCE ON PURCHASED COMMON STOCK. In connection with the purchase of the Electronic Notes, each Purchaser thereof, in good faith, has not relied on any margin stock (including without limitation the Purchased Common Stock)as indirect security in agreeing to purchase the Electronic Notes.

     10. DEFINITIONS; ACCOUNTING MATTERS. For purposes of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

     10A.  YIELD-MAINTENANCE TERMS.

     "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

     "DESIGNATED SPREAD" shall mean 0% in the case of each Note of any Series unless the Confirmation of Acceptance with respect to the Notes of such Series specifies a different Designated Spread in which case it shall mean, with respect to each Note of such Series, the Designated Spread so specified.

     "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

     "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note, the Designated Spread over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

     "REMAINING AVERAGE LIFE" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

     "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

     "YIELD-MAINTENANCE AMOUNT" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

     10B.  OTHER TERMS.

     "ACCEPTANCE" shall mean an Electronic Acceptance or a Company Acceptance, as applicable.

     "ACCEPTANCE DAY" shall have the meaning specified in paragraph 2A(5) or 2B(5), as applicable.

     "ACCEPTANCE WINDOW" shall have the meaning specified in paragraph 2A(5) or 2B(5), as applicable.

     "ACCEPTED COMPANY NOTE" shall have the meaning specified in paragraph
2B(5).

     "ACCEPTED NOTE" shall mean an Accepted Electronic Note or an Accepted Company Note, as applicable.

     "ACCEPTED ELECTRONIC NOTE" shall have the meaning specified in paragraph 2A(5).

     "AFFILIATE" of any Person shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such first Person, except a Subsidiary shall not be an Affiliate of the Company or another Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

     "AGGREGATE FUNDED DEBT" shall mean, as of any time of determination thereof, the aggregate amount of Funded Debt of the Company and Subsidiaries, excluding (i) any amount thereof which is owed by a Subsidiary to the Company or
---------
a Wholly-Owned Subsidiary and (ii) any amount thereof owed by the Company to a Subsidiary which has been subordinated to the Notes pursuant to a note including subordination terms in the form of Exhibit E hereto.

     "AUTHORIZED OFFICER" shall mean (i) in the case of Electronic and the Company, the Company's Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Treasurer, Corporate Secretary and any Vice President thereof designated as an "Authorized Officer" of Electronic and the Company for purposes of this Agreement in an Officer's Certificate executed by the Company's Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Corporate Secretary or Treasurer and (ii) in the case of Prudential, any officer of Prudential designated as its "Authorized Officer" in the Information Schedule or any officer of Prudential designated as its "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. Any action taken under this Agreement on behalf of Electronic or the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Electronic or the Company and whom Prudential in good faith believes to be an Authorized Officer of Electronic or the Company at the time of such action shall be binding on Electronic and the Company even though such individual shall have ceased to be an Authorized Officer of Electronic and the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential, and whom Electronic or the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on

Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

     "AVAILABILITY PERIOD" shall have the meaning set forth in paragraph 2A(2).

     "AVERAGE LIFE TO MATURITY" shall mean, as applied to any Debt at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Debt into (b) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payment, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth year) which will elapse between such date and the date as of which such payment is to be made.

     "BANKRUPTCY LAW" shall have the meaning specified in clause (viii) of paragraph 7A.

     "BASE NET WORTH" shall mean the greater of (i) an amount equal to 75% of the Company's consolidated stockholders' equity upon giving effect to the purchase of the Purchased Common Stock, and (ii) $65,000,000.

     "BASE TREASURY NOTES" shall have the meaning set forth in paragraph 2A(5).

     "BUSINESS DAY"  shall mean any day other than (i) a Saturday or a Sunday,
(ii) a day on which commercial banks in New York City are required or authorized to be closed and (iii) for purposes of paragraphs 2A(3) and 2B(3) hereof only, a day on which The Prudential Insurance Company of America is not open for business.

     "CANCELLATION DATE" shall have the meaning specified in paragraph 2C(5).

     "CANCELLATION FEE" shall have the meaning specified in paragraph 2C(5).

     "CAPITALIZED LEASE OBLIGATION" shall mean, with respect to any Person, any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of such Person, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

     "CLOSING DAY" shall mean, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Purchase Request or Request for Purchase with respect to such Accepted Note, provided that (i) if
--------

Electronic or the Company (as applicable) and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the "CLOSING DAY" for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 2C(1), the Closing Day for such Accepted Note, for all purposes of this Agreement except references to "original Closing Day" in paragraph 2C(4), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "COMPANY ACCEPTANCE" shall have the meaning specified in paragraph 2B(5).

     "COMPANY NOTES" shall have the meaning specified in paragraph 1B.

     "CONFIRMATION OF ACCEPTANCE" shall have the meaning specified in paragraph 2A(5) or 2B(5), as applicable.

     "CONSOLIDATED NET EARNINGS" means, for any period, an amount equal to consolidated gross revenues of the Company and the Subsidiaries less all operating and non-operating expenses of the Company and the Subsidiaries including all charges of a proper character (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings that are included in gross revenues, and current additions to reserves), but not including in gross revenues for such period

          (i) any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of capital assets, any gains resulting from the write-up of assets (other than the write-up of current assets as a result of revaluations or realignment of currencies),

          (ii) any equity of the Company or any Subsidiary in the unremitted earnings of any corporation that is not a Subsidiary,

          (iii) any earnings of any Person acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise for any period prior to the acquisition, or

          (iv) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary.

     "CONSOLIDATED TANGIBLE CAPITALIZATION" shall mean, as of any time of determination thereof, the sum of Consolidated Tangible Net Worth and Aggregate Funded Debt.

     "CONSOLIDATED TANGIBLE NET WORTH" shall mean, as of any time of determination thereof, the stockholders' equity of the Company, less the amount of any Intangibles in excess of $2,000,000 which are booked subsequent to September 30, 1995.

     "CUMULATIVE PERCENTAGE OF ASSETS TRANSFERRED" shall mean, as of an time of determination thereof, the sum of the Percentages of Assets Transferred for all assets of the Company and Subsidiaries Transferred pursuant to paragraph 6C(4) or clause (iii) of paragraph 6C(6) after the date hereof.

     "CURRENT DEBT" means, with respect to any Person at any time of determination, any obligation of such Person for borrowed money (and any notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money) payable on demand or within a period of one year from the date of creation thereof, and any Guarantee of any such obligation of any other Person; provided that any obligation shall be treated as Funded Debt, regardless of its term, if such obligation is renewable pursuant to the terms thereof or of a revolving credit or similar agreement effective for more than one year after the date of creation thereof, or may be payable out of the proceeds of a similar obligation pursuant to the terms of such obligation or of any such agreement. Any such obligation secured by a Lien on property of such Person shall be deemed to be Current Debt of such Person even though such obligation shall not be assumed by such Person.

     "DEBT" shall mean Current Debt and Funded Debt.

     "ELECTRONIC ACCEPTANCE" has the meaning specified in paragraph 2A(5).

     "ELECTRONIC NOTES" has the meaning specified in paragraph 1A.

     "ENVIRONMENTAL LAWS" shall mean all federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgements, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

     "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

     "FACILITY" shall have the meaning specified in paragraph 2B(1).

     "FUNDED DEBT"  shall mean with respect to any Person without duplication,

          (i) any obligation payable more than one year from the date of creation thereof (including current maturities thereof) which under generally accepted accounting principles should be shown on the balance sheet as a liability (including Capitalized Lease Obligations and excluding reserves for deferred income taxes and other reserves to the extent not constituting an obligation),

          (ii) any obligation payable more than one year from the date of creation thereof which is secured by any Lien on property owned by such Person, whether or not the obligation secured thereby shall have been assumed by such Person,

          (iii)  all Swaps of such Person, and

          (iv)  all obligations of the type described in the foregoing clauses
     (i), (ii) and (iii) with respect to which such Person has become liable by way of a Guarantee;

but shall not include any contingent reimbursement obligation of such Person with respect to letters of credit (i) issued to its workers' compensation insurance carriers in connection with retrospective rated insurance policies or (ii) to the extent the underlying obligation which is supported by such letter of credit is already included in the calculation of such Person's Funded Debt.

     "GUARANTEE" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or service, regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

     "HEDGE TREASURY NOTE(S)" shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

     "HOSTILE TENDER OFFER" shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights which, together with any such shares, equity interests, securities or rights then owned by the Company or Subsidiaries, represent less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

     "INCLUDING" shall mean, unless the context clearly requires otherwise, "including without limitation."

     "INTANGIBLES" shall mean any patents, trademarks, copyrights, trade names, licenses, operating agreements, treasury stock, deferred or capitalized research and development costs, goodwill (including any amounts, however designated, representing the cost of acquisition of businesses and investments in excess of the book value thereof), unamortized debt discount and expense, any write-up of asset values after September 30, 1995 and any other amounts reflected in contra-equity accounts and any other assets treated as intangible assets under generally accepted accounting principles.

     "ISSUANCE PERIOD" shall have the meaning specified in paragraph 2B(2).

     "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

     "MARKET DISRUPTION" shall mean any suspension or material limitation or significant disruption in trading in securities generally on the New York Stock Exchange or in the markets for U.S. Treasury Notes and other financial instruments conducted in New York, New York.

     "MATERIAL ADVERSE CHANGE" shall mean a material adverse change in (i) the business, prospects, assets, liabilities, condition (financial or otherwise) or operations of the Company and its Subsidiaries, taken as a whole or (ii) the Company's ability to perform its obligations with respect to the Notes and this Agreement.

     "MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "NOTES" shall have the meaning set forth in paragraph 1B.

     "OBLIGATIONS" shall mean all indebtedness, obligations (including any obligation to perform) and liabilities existing on the date hereof or arising from time to time hereafter, whether direct or indirect, joint, several or joint and several, actual, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of Electronic to Prudential and the holders of the Electronic Notes, including, without limitation, the outstanding principal amount of the Electronic Notes and all present and future indebtedness, liabilities and obligations of Electronic now or hereafter owned to Prudential and the holders of the Electronic Notes evidenced by or arising under, by virtue of or pursuant to this Agreement, the Notes and all renewals and extensions thereof, including, without limitation, all Yield-Maintenance Amounts and interest on the Electronic Notes accruing before, during or after any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding, and, if interest ceases to accrue by operation of law by reason of any such proceeding, interest which would have accrued in the absence of such proceeding.

     "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of Electronic or the Company by an Authorized Officer of Electronic or the Company.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor or replacement entity thereto under ERISA.

     "PERCENTAGE OF ASSETS TRANSFERRED" shall mean, with respect to each asset Transferred pursuant to paragraph 6C(4) and clause (iii) of paragraph 6C(6), the percentage of the total assets of the Company and Subsidiaries determined on a consolidated basis which is represented by the greater of the book value or fair market value of such asset, in each case as of the last day of the fiscal quarter most recently ended prior to the effective date of such Transfer. In each instance where a calculation is made utilizing an asset's fair market value, the total assets of the Company and Subsidiaries on a consolidated basis shall be increased by the difference between such asset's fair market value and its book value for purposes of such calculation.

     "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     "PLAN" shall mean any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

     "PREFERRED STOCK" shall mean, with respect to any corporation or limited liability company, any capital stock or equity interest that is preferred in right of payment of dividends, earnings, or liquidation proceeds over any other class of capital stock or equity interest.

     "PRIORITY DEBT" shall mean (i) Debt of the Company secured by any Lien, and
(ii) Debt and Preferred Stock of Subsidiaries (including any Guarantee by a Subsidiary of Debt of the Company), but excluding (a) Debt and Preferred Stock
                                        ---------
of Subsidiaries which are held by the Company or a Wholly-Owned Subsidiary, (b) the Electronic Notes and (c) Debt secured by any Lien described in clause (iv) of paragraph 6C(1), subject to the limitation on the amount thereof.

     "PRUDENTIAL" shall mean The Prudential Insurance Company of America.

     "PRUDENTIAL AFFILIATE" shall mean any corporation or other entity all of the Voting Stock (or equivalent voting securities or interests) of which is owned by Prudential either directly or through Prudential Affiliates.

     "PURCHASED COMPANY STOCK" shall mean the publicly traded common stock of the Company purchased by Electronic pursuant to a tender offer therefor concurrently with the closing of the purchase and sale of the Electronic Notes.

     "PURCHASE REQUEST" shall have the meaning specified in paragraph 2A(3).

     "PURCHASER(S)" shall mean Prudential or a Prudential Affiliate purchasing any Note.

     "RATE QUOTE" shall have the meaning specified in paragraph 2A(4).

     "RELATED PARTY" shall mean (i) any Significant Stockholder, (ii) all Persons to whom any Significant Stockholder is related by blood, adoption or marriage and (iii) all Affiliates of the foregoing Persons.

     "REQUEST FOR PURCHASE" shall have the meaning specified in paragraph 2B(3).

     "REQUIRED HOLDER(S)" shall mean the holder or holders of at least 51% of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding.

     "RESCHEDULED CLOSING DAY" shall have the meaning specified in paragraph 2C(1).

     "RESPONSIBLE OFFICER" means each of the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Vice President, or the Treasurer or Corporate Secretary of Electronic or the Company, as the case may be.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "SERIES" shall have the meaning specified in paragraph 1B.

     "SIGNIFICANT HOLDER" shall mean (i) Prudential or any Prudential Affiliate, so long as Prudential or any Prudential Affiliate shall hold any Note or any amount remains available under the Facility or (ii) any other holder of at least 5% of the aggregate principal amount of any Series of Notes from time to time outstanding.

     "SIGNIFICANT STOCKHOLDER" shall mean and include any Person who owns, beneficially or of record, directly or indirectly, at any time during any year with respect to which a computation is being made, either individually or together with all persons to whom such Person is related by blood, adoption or marriage, 5% or more of the Voting Stock of the Company.

     "SUBSIDIARY" means any corporation at least 80% of the outstanding Voting Stock of which is, at the time as of which any determination is being made, owned by the Company either directly or through Subsidiaries.

     "SWAPS" shall mean, with respect to any Person, payment obligations with respect to interest rate swaps or hedges, currency swaps or hedges and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

     "TRANSFER" shall mean, with respect to any item, the sale, exchange, conveyance, lease, transfer or other disposition of such item.

     "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note purchased under this Agreement.

     "TWELVE MONTH PERCENTAGE OF ASSETS TRANSFERRED" shall mean, as of any time of determination thereof, the sum of the Percentages of Assets Transferred for all assets of the Company and Subsidiaries Transferred pursuant to paragraph 6C(4) or clause (iii) of paragraph 6C(6) during the immediately preceding twelve month period.

     "VOTING STOCK" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "WHOLLY-OWNED SUBSIDIARY" means any Subsidiary 100% of the outstanding stock of every class of which (except directors' qualifying shares) is, at the time of determination, owned by the Company or Wholly-Owned Subsidiaries.

     10C. ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS. All references in this Agreement to "generally accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.

     11.  COMPANY GUARANTY OF ELECTRONIC'S OBLIGATIONS.

     11A. GUARANTY OF PAYMENT AND PERFORMANCE OF ELECTRONIC'S OBLIGATIONS. The Company absolutely, unconditionally and irrevocably guaranties the full and prompt payment when due (whether at maturity, a stated or optional prepayment date, by reason of acceleration or otherwise) and at all times thereafter, and the due and punctual performance, of all Obligations. The Company agrees to pay and to indemnify and save Prudential and each holder of Notes harmless from and against any damage, loss, cost or expense (including attorneys' fees) which such Person may incur or be subject to as a consequence, direct or indirect, of endeavoring to enforce any rights under this paragraph 11 or to collect all or any part of the Obligations from, or in pursuing any action against Electronic or the Company or enforcing any rights of Prudential or any holder of Notes in any security for the Obligations or the liabilities of the Company hereunder and any taxes, fees or penalties which may be paid or payable in connection therewith. This is a continuing guarantee of payment and performance and not of collection.

     Upon an Event of Default specified in clause (i) or (ii) of paragraph 7A, any holder of a Note may, and upon any Event of Default, the Required Holders may, at its or their sole election and without notice, proceed directly and at once against the Company to seek and enforce performance of, and to collect and recover, the Obligations, or any portion thereof, without first proceeding against Electronic or any other Person, or any security for the Obligations or for the liability of any such other Person. Prudential and the holders of Notes shall have the exclusive right to determine the application of payments and credits, if any, from the Company, Electronic, or from any other Person on account of the Obligations or otherwise. The obligations under this paragraph 11 and all covenants and agreements of the Company contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Obligations shall be paid or otherwise performed in full.

     11B. OBLIGATIONS UNCONDITIONAL. The obligation of the Company under this paragraph 11 shall be continuing, absolute and unconditional, irrespective of
(i) the invalidity or unenforceability of any part of this Agreement or any Electronic Note or any provision of any thereof;(ii) the absence of any attempt by any holder of an Electronic Note to collect the Obligations or any portion thereof from Electronic, any other guarantor of all or any portion of the Obligations or any other Person or other action to enforce the same; (iii) any action taken by Prudential or any holder of a Note whether or not authorized by this paragraph 11; (iv) any failure by Prudential or any holder of a Note to acquire, perfect or maintain any security interest or lien in, or take any steps to preserve its rights to, any security for the Obligations or any portion thereof or for the liability of the Company hereunder or the liability of any other guarantor of any or all of the Obligations; (v) any defense arising by reason of any disability or other defense (other than a defense of payment, unless the payment on which such defense is based was or is subsequently invalidated, declared to be fraudulent or preferential, otherwise avoided and/or required to be repaid to Electronic or the Company, as the case may be, or the estate of any such party, a trustee, receiver or any other Person under any bankruptcy law, state or federal law, common law or equitable cause, in which case there shall be no defense of payment with respect to such payment) of Electronic or any other Person liable on the Obligations or any portion thereof;
(vi) any election by a holder of any Note in any proceeding instituted under Chapter 11 of Title 11 of the Federal Bankruptcy Code (11 U.S.C. (S)101 et seq.)
                                                                        -- ---
(the "Bankruptcy Code"), of the application of Section 1111(b)(2) of the Bankruptcy Code; (vii) any borrowing or grant of a security interest to any holder of a Note by Electronic, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code; (viii) the disallowance or avoidance of all or any portion of any claim(s) of Prudential or a holder of a Note for repayment of the Obligations under the Bankruptcy Code or any similar state law or the avoidance, invalidity or unenforceability of any Lien securing the Obligations or the liability of the Company hereunder or of any other guarantor of all or any part of the Obligations; (ix) any amendment to, waiver or modification of, or consent, extension, indulgence or other action or inaction under or in respect of other provisions of this Agreement or the Notes, including, without limitation, any increase in the interest rate on or method of calculation of any Obligations; (x) any change in any provision of any applicable law or regulation; (xi) any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, binding on or affecting the Company or Electronic or any of their assets; (xii) the charter or by-laws of the Company or Electronic; (xiii) any mortgage, indenture, lease, contract, or other agreement (including, without limitation, any agreement with stockholders), instrument or undertaking to which the Company or Electronic is a party or which purports to be binding on or affect such Person or any of its assets; (xiv) any bankruptcy, insolvency, readjustment, composition, liquidation or similar proceeding with respect to Electronic or any other guarantor of all or any portion of any Obligations or such Persons's property and any failure by Prudential or any holder of a Note to file or enforce a claim against Electronic or such other Person in any proceeding; (xv) any failure on the part of Electronic for any reason to comply with or perform any of the terms of any other agreement with the Company; or (xvi) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety.

     11C. OBLIGATIONS UNIMPAIRED. Prudential and each holder of a Note is authorized, without demand or notice, which demand and notice are hereby waived, and without discharging or otherwise affecting the obligations of the Company hereunder (which shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time to (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Obligations or any portion thereof, including, without limitation, increasing the interest rate on any Obligations, or otherwise modify, amend or change the terms of this Agreement or the Notes; (ii) accept partial payments on the Obligations; (iii) take and hold security for the Obligations or any portion thereof or any other liabilities of Electronic and the obligations under any other guaranties and sureties of all or any of the Obligations, and exchange, enforce, waive, release, sell, transfer, assign, abandon, fail to perfect, subordinate or otherwise deal with any such security; (iv) apply such security and direct the order or manner of sale thereof as such holder may determine in its sole discretion; (v) settle, release, compromise, collect or otherwise liquidate the Obligations or any portion thereof and any security therefor or guarantee thereof in any manner; (vi) extend additional loans, credit and financial accommodations to Electronic and otherwise create additional Obligations; (vii) waive strict compliance with any of the terms of this Agreement or the Notes and otherwise forbear from asserting Prudential's or such holder's rights and remedies thereunder; (viii) take and hold additional guarantees or sureties and enforce or forbear from enforcing any guarantee or surety of any other guarantor or surety of the Obligations, any portion thereof or release or otherwise take any action with respect to any such guarantor or surety; (ix) assign the obligations hereunder in part or in whole in connection with any assignment of the Obligations or any portion thereof; (x) exercise or refrain from exercising any rights against Electronic; and (xi) apply any sums, by whomsoever paid or however realized, to the payment of the Obligations as Prudential or such holder of a Note in its sole discretion may determine.

     11D. WAIVERS OF COMPANY. The Company waives for the benefit of Prudential and each holder of a Note:

     (i) any right to require Prudential or any holder of a Note, as a condition of payment or performance by the Company or otherwise, to (a) proceed against Electronic or any other guarantor of the Obligations or any other Person, (b) proceed against or exhaust any security given to or held by Prudential or any holder of a Note in connection with the Obligations or any other guarantee, or (c) pursue any other remedy available to Prudential or any holder of a Note whatsoever;

     (ii) any defense arising by reason of (a) the incapacity, lack of authority or any disability or other defense of Electronic, including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto, (b) the cessation of the liability of Electronic from any cause other than indefeasible payment in full of the Obligations, or (c) any act or omission of Prudential, any holder of a Note or any other Person which directly or indirectly, by operation of law or otherwise, results in or aids the discharge or release of

Electronic or any security given to or held by any holder of a Note in connection with the Obligations or any other guarantee;

     (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

     (iv) any defense based upon Prudential's or any holder's errors or omissions in the administration of the Obligations;

     (v) (a) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this paragraph 11 and any legal or equitable discharge of the Company's obligations hereunder, (b) the benefit of any statute of limitations affecting the Obligations or the Company's liability hereunder or the enforcement hereof, (c) any rights to set-offs, recoupments and counterclaims, and (d) promptness, diligence and any requirement that Prudential and any holder of a Note protect, maintain, secure, perfect or insure any Lien or any property subject thereto;

     (vi) notices (a) of the issuance of any Electronic Notes, (b) of nonperformance or dishonor, (c) of acceptance of this paragraph 11 by Prudential, the Purchasers or any holder of a Note, (d) of default in respect of the Obligations or any other guarantee, (e) of the existence, creation or incurrence of new or additional indebtedness, arising either from additional loans extended to Electronic or otherwise, (f) that the principal amount, or any portion thereof, and/or any interest or Yield Maintenance Amount on any document or instrument evidencing all or any part of the Obligations is due, (g) of any and all proceedings to collect from Electronic or any other guarantor of all or any part of the Obligations, or from any other Person, (h) of exchange, sale, surrender or other handling of any security or collateral given to Prudential or any holder of a Note to secure payment of the Obligations or any guarantee therefor, (i) of incurrence, renewal, extension or modification of any of the Obligations, (j) of assignment, sale or other transfer of any Note to another Person, or (k) of any of the matters referred to in paragraph 11B and any right to consent to any thereof;

     (vii) presentment, demand for payment or performance and protest and notice of protest with respect to the Obligations or any guarantee with respect thereto; and

     (viii) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this paragraph 11.

     The Company agrees that no holder of a Note shall be under any obligation to marshall any assets in favor of the Company or against or in payment of any or all of the Obligations.

     The Company will not exercise any rights which it may have acquired by way of subrogation under this paragraph 11, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of contribution, reimbursement, indemnity, exoneration or any rights or recourse to any security for the Obligations unless at the time of its exercise of any such right there shall have been performed and indefeasibly paid in full all of the Obligations.

     11E. REVIVAL. The Company agrees that, if any payment made by Electronic or any other Person is applied to the Obligations and is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any security are required to be returned by Prudential or any holder of a Note to Electronic or its estate, trustee, receiver or any other Person, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Company's liability hereunder (and any Lien or other collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, or, if prior thereto the obligations under this paragraph 11 shall have been canceled or surrendered (and if any Lien or other collateral securing the Company's liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), the obligations under this paragraph 11 (and such Lien or other collateral) shall be reinstated and returned in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Company in respect of the amount of such payment (or any Lien or other collateral securing such obligation).

     11F. OBLIGATION TO KEEP INFORMED. The Company shall be responsible for keeping itself informed of the financial condition of Electronic and any other Persons primarily or secondarily liable on the Obligations or any portion thereof, and of all other circumstances bearing upon the risk of nonpayment of the Obligations or any portion thereof, and the Company agrees that neither Prudential nor any holder of a Note shall have a duty to advise the Company of information known to Prudential or such holder regarding such condition or any such circumstance. If Prudential or any holder of a Note, in its discretion, undertakes at any time or from time to time to provide any such information to the Company, neither Prudential nor any such holder shall be under any obligation (i) to undertake any investigation, whether or not a part of its regular business routine, (ii) to disclose any information which it wishes to maintain as confidential, or (iii) to make any other or future disclosures of such information or any other information to the Company.

     11G.  BANKRUPTCY.  Upon an Event of Default specified in clause (viii),
(ix) or (x) of paragraph 7A with respect to Electronic, any and all obligations of the Company hereunder shall forthwith become due and payable without notice.

     12.  MISCELLANEOUS.

     12A. NOTE PAYMENTS. Electronic and the Company each agree that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to (i) the account or accounts specified in the applicable Confirmation of Acceptance or (ii) such other account or accounts in the United States as such Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, such Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. Electronic and the Company each agree to afford the benefits of this paragraph 12A to any Transferee which shall have made the same agreement as each Purchaser has made in this paragraph 12A.

     12B. EXPENSES. Electronic and the Company jointly and severally agree, whether or not the transactions contemplated hereby shall be consummated, to pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by Prudential, such Purchaser or such Transferee in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including attorneys' fees, incurred by Prudential, such Purchaser or such Transferee in enforcing (or in determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of such Purchaser or such Transferee having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of Electronic and the Company under this paragraph 12B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

     12C. CONSENT TO AMENDMENTS. This Agreement may be amended, and Electronic or the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if Electronic or the Company (as the case may be) shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes of each Series except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest or Yield-Maintenance Amount payable with respect to the Notes of such Series, (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 12C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, (iii) with the written consent of Prudential (and not without the written consent of Prudential), the provisions of paragraph 2 may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver) and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2 and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 12C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between Electronic or the Company and Prudential or the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of Prudential or any holder of such Note. As used herein and in the

Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     12D. TRANSFER LIMITATIONS; FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES. The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000, except as necessary to reflect any amount not evenly divisible by $1,000,000. Electronic and the Company shall each keep at its principal office a register in which it shall provide for the registration of Notes and of transfers of Notes which it has issued. Upon surrender for registration of transfer of any Note at the principal office of Electronic or the Company, Electronic or the Company (as appropriate) shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of Electronic or the Company (as appropriate). Whenever any Notes are so surrendered for exchange, Electronic or the Company (as appropriate) shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such Person's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, Electronic or the Company (as appropriate) will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note. Notwithstanding anything to the contrary appearing herein, each Purchaser agrees, and each Transferee by its acceptance of a Note agrees, not to transfer any Note or any interest therein to any Person other than an institutional investor which is domiciled in North America, Europe, Australia or South America.

     12E. PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due presentment for registration of transfer, Electronic and the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and Electronic and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole discretion and absolute discretion.

     12F. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of Electronic or the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between Prudential, the Purchasers, Electronic and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

     12G. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

     12H. NOTICES. All written communications provided for hereunder (other than communications provided for under paragraph 2, which shall be sent in the manner so specified therein) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed to such Purchaser at the address specified for such communications in the applicable Confirmation of Acceptance, or at such other address as any Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to Electronic or the Company, addressed to it at 444 South Flower Street, #2100, Los Angeles, California 90071, Attention: Chief Financial Officer, or at such other address as Electronic or the Company shall have specified to the holder of each Note in writing; provided, however, that any such communication to Electronic or the Company may also, at the option of the holder of any Note, be delivered by any other means either to Electronic or the Company at its address specified above or to any officer of the Company.

     12I. CONFIDENTIALITY. Each holder of a Note agrees to use its best efforts to hold in confidence and not disclose any written information delivered or made available to such holder by or on behalf of the Company, Electronic or any Subsidiary in connection with or pursuant to this Agreement that is clearly marked or labeled as being confidential information, other than information

     (i) that was publicly known or otherwise known to such holder at the time of disclosure (except pursuant to disclosure in connection with this Agreement),

     (ii) that subsequently becomes publicly known through no act or omission by such holder, or

     (iii) that otherwise becomes known to such holder, other than through disclosure by the Company, Electronics or any other Subsidiary,

and provided that nothing in this Agreement shall prevent the holder of any Note from delivering copies of any financial statements and other documents delivered to such holder, or from disclosing any confidential information disclosed to such holder, by or on behalf of the Company, Electronic or any Subsidiary in connection with our pursuant to this Agreement, to,

          (a) such holder's directors, officers, employees, agents and professional consultants,

          (b)  any other holder of any Note,

          (c) any Person to which such holder offers to sell such Note or any part thereof (excluding any Person to which a Note may not be sold pursuant to paragraph 12D), subject to such Person first agreeing to be bound by the terms of this paragraph 12I,

          (d) any Person to which such holder sells or offers to sell a participation in all or any part of such Note, subject to such Person first agreeing to be bound by the terms of this paragraph 12I,

          (e) any federal or state regulatory authority having jurisdiction over such holder,

          (f) the National Association of Insurance Commissioners or any similar organization, or

          (g) any other Person to which such delivery or disclosure may be necessary or appropriate, in compliance with any law, rule, regulation or order applicable to such holder, in response to any subpoena or other legal process, in connection with any litigation to which such holder is a party, or in order to protect such holder's investment in such Note.

     12J. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

     12K. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to Prudential, a Purchaser or the Required Holder(s), the determination of such satisfaction shall be made by Prudential, such Purchaser or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

     12L. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     12M. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal law of the State of New York.

     12N. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                  [Balance of Page Left Blank Intentionally.]

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between you and Electronic and the Company.

                                               Very truly yours,

                                               ZERO CORPORATION



                                               By: ________________________

                                               Title:______________________


                                               ELECTRONIC SOLUTIONS



                                               By: ________________________

                                               Title: _____________________



The foregoing Agreement is hereby accepted as of the date first above written.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


By: ______________________________

Title: ___________________________

                        INFORMATION SCHEDULE


                 Authorized Officers for Prudential
                 ----------------------------------


Allen Weaver                           E. Allen Rodriguez
Managing Director                      Vice President
Prudential Capital Group               Prudential Capital Group
180 North Stetson Street               777 South Figueroa Street
Suite 5600                             Suite 2950
Chicago, IL  60601-6716                Los Angeles, CA  90017
Tel.: (312) 540-4211                   Tel.: (213) 486-5372
Fax: (312) 540-4222                    Fax: (213) 623-9764


Raymond Kennedy                        Tom Cecka
Vice President                         Managing Director
Prudential Capital Group               Prudential Capital Group
777 South Figueroa Street              100 Mulberry Street
Suite 2950                             Gateway Center Four, 7th Fl.
Los Angeles, CA  90017                 Newark, NJ  07102
Tel.: (213) 486-5376                   Tel.: (201) 802-8286
Fax: (213) 623-9764                    Fax: (201) 624-6432




    Authorized Officers for Electronic Solutions and Zero Corporation
    -----------------------------------------------------------------


Each of the officers referenced in the definition of "Authorized Officer" appearing in paragraph 10B of the Agreement.

                     444 South Flower Street
                     Suite 2100
                     Los Angeles, California  90071-2922
                     Telephone:  (213) 629-7000
                     Facsimile:  (213) 620-2366

                                                                     EXHIBIT A-1
                                                                     -----------



                              [FORM OF SHELF NOTE]


                              ELECTRONIC SOLUTIONS


                        GUARANTEED SENIOR SERIES A NOTE



No. ____
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST RATE:
INTEREST PAYMENT DATES:
FINAL MATURITY DATE:
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:



          FOR VALUE RECEIVED, the undersigned, Electronic Solutions (herein called the "Company"), a corporation organized and existing under the laws of the State of Nevada, hereby promises to pay to ________________________, or registered assigns, the principal sum of __________________________________________ DOLLARS [on the Final Maturity Date
specified above] [, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield Maintenance Amount and any overdue payment of interest, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

          Payments of principal, Yield Maintenance Amount, if any, and interest are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

                                     A-1-1

          This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Private Shelf Agreement, dated as of January 31, 1996 (herein called the "Agreement"), between the Company and Zero Corporation, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate (as defined in the Agreement) which becomes party thereto, on the other hand.

          This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

          This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in
the name of, the transferee.   Prior to due presentment for registration of
transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

          In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

          The Company's obligations under this Note are guaranteed by Zero Corporation pursuant to the guarantee set forth in paragraph 11 of the Agreement.

          Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement.

          This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State.



                                            ELECTRONIC SOLUTIONS



                                            By: ________________________________

                                            Title: _____________________________

                                     A-1-2

                                                                     EXHIBIT A-2
                                                                     -----------



                              [FORM OF SHELF NOTE]


                                ZERO CORPORATION


                             SENIOR SERIES ___ NOTE



No. ____
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST RATE:
INTEREST PAYMENT DATES:
FINAL MATURITY DATE:
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:



          FOR VALUE RECEIVED, the undersigned, Zero Corporation (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to ________________________, or registered assigns, the principal sum of __________________________________________ DOLLARS
[on the Final Maturity Date specified above] [, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year--30-day month)
(a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield Maintenance Amount and any overdue payment of interest, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

          Payments of principal, Yield Maintenance Amount, if any, and interest are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

                                     A-2-1

          This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Private Shelf Agreement, dated as of January 31, 1996 (herein called the "Agreement"), between the Company and Electronic Solutions, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate (as defined in the Agreement) which becomes party thereto, on the other hand.

          This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

          This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in
the name of, the transferee.   Prior to due presentment for registration of
transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

          In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

          Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement.

          This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State.



                                            ZERO CORPORATION



                                            By: ________________________________

                                            Title: _____________________________

                                     A-2-2

                                                                     EXHIBIT B-1
                                                                     -----------


                           [FORM OF PURCHASE REQUEST]


                              ELECTRONIC SOLUTIONS


     Reference is made to the Private Shelf Agreement (the "Agreement"), dated as of January 31, 1996, between Electronic Solutions (the "Company") and Zero Corporation, on the one hand, and The Prudential Insurance Company of America ("Prudential") and each Prudential Affiliate which becomes party thereto, on the other hand. Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.

     Pursuant to Paragraph 2A(3) of the Agreement, the Company hereby makes the following Request for Purchase:


     1.  Aggregate principal amount of
         the Notes covered hereby
         (the "Notes")  ...................  $________________/1/

     2.  Individual specifications of the Notes:

                                         Principal
                     Final               Prepayment           Interest
Principal            Maturity            Dates and            Payment
Amount               Date                Amounts              Period
---------            --------            ----------           --------

                                                              Semi-annually




     3. Use of proceeds of the Notes: Purchase shares of the publicly traded common stock of Zero Corporation pursuant to a tender offer therefor and payment of related expenses.

     4.  Proposed day for the closing of the purchase and sale of the Notes:

__________________
/1/  Minimum principal amount of $10,000,000.

                                     B-1-1

     5.  The purchase price of the Notes is to be transferred to:

           Name, Address
           and ABA Routing                    Number of
           Number of Bank                     Account
           ---------------                    ---------


     6. The Company certifies (a) that the representations and warranties contained in paragraph 8 of the Agreement are true on and as of the date of this Purchase Request (b) that there exists on the date of this Purchase Request no Event of Default or Default and (c) no Material Adverse Change has occurred since the date of the most recent audited financial statements delivered pursuant to paragraph 5A of the Agreement or, if no such audited financial statements have been delivered, since the date of the most recent audited financial statements referenced in paragraph 8B of the Agreement.

     7. In connection with any rate quotes it may provide, Prudential should assume a Designated Spread of _____%.


Dated:                                      ELECTRONIC SOLUTIONS



                                            By: ____________________
                                                Authorized Officer

                                     B-1-2

                                                                     EXHIBIT B-2
                                                                     -----------


                         [FORM OF REQUEST FOR PURCHASE]


                                ZERO CORPORATION


     Reference is made to the Private Shelf Agreement (the "Agreement"), dated as of January 31, 1996, between Zero Corporation (the "Company") and Electronic Solutions, on the one hand, and The Prudential Insurance Company of America ("Prudential") and each Prudential Affiliate which becomes party thereto, on the other hand. Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.

     Pursuant to Paragraph 2B(3) of the Agreement, the Company hereby makes the following Request for Purchase:

     1.  Aggregate principal amount of
         the Notes covered hereby
         (the "Notes")  ...................  $________________/1/


     2.  Individual specifications of the Notes:

                                        Principal
                    Final               Prepayment           Interest
Principal           Maturity            Dates and            Payment
Amount              Date                Amounts              Period
---------           --------            ----------           --------

                                                             Semi-annually


     3.  Use of proceeds of the Notes:

     4.  Proposed day for the closing of the purchase and sale of the Notes:


__________________
     /1/  Minimum principal amount of $5,000,000.

                                     B-2-1

     5.  The purchase price of the Notes is to be transferred to:


           Name, Address
           and ABA Routing                    Number of
           Number of Bank                     Account
           ---------------                    ---------



     6. The Company certifies (a) that the representations and warranties contained in paragraph 8 of the Agreement are true on and as of the date of this Request for Purchase (b) that there exists on the date of this Request for Purchase no Event of Default or Default and (c) no Material Adverse Change has occurred since the date of the most recent audited financial statements delivered pursuant to paragraph 5A of the Agreement or, if no such audited financial statements have been delivered, since the date of the most recent audited financial statements referenced in paragraph 8B of the Agreement.

     7. In connection with any rate quotes it may provide, Prudential should assume a Designated Spread of _____%.


Dated:                                      ZERO CORPORATION



                                            By: ____________________
                                                Authorized Officer

                                     B-2-2

                                                                     EXHIBIT C-1
                                                                     -----------

                      [FORM OF CONFIRMATION OF ACCEPTANCE]

                              ELECTRONIC SOLUTIONS


     Reference is made to the Private Shelf Agreement (the "Agreement"), dated as of January 31, 1996 between Electronic Solutions (the "Company") and Zero Corporation, on the one hand, and The Prudential Insurance Company of America ("Prudential") and each Prudential Affiliate which becomes party thereto, on the other hand. Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.

     Prudential or the Prudential Affiliate which is named below as a Purchaser of Notes hereby confirms the representations as to such Notes set forth in paragraph 9 of the Agreement, and agrees to be bound by the provisions of paragraphs 2A(5) and 2A(7) of the Agreement relating to the purchase and sale of such Notes and by the provisions of the penultimate sentence of paragraph 12A of the Agreement.

     Pursuant to paragraph 2A(5) of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

I.   Accepted Notes:  Aggregate principal
     amount $__________________

          (A)  (a)  Name of Purchaser:
               (b)  Principal amount:
               (c)  Final maturity date:
               (d)  Principal prepayment dates and amounts:
               (e)  Interest rate:
               (f)  Interest payment period:  Semi-annually
               (g Payment and notice instructions: As set forth on the attached Purchaser Schedule
               (h)  Designated Spread: ___%

          (B)  (a)  Name of Purchaser:
               (b)  Principal amount:
               (c)  Final maturity date:
               (d)  Principal prepayment dates and amounts:
               (e)  Interest rate:
               (f)  Interest payment period:  Semi-annually
               (g) Payment and notice instructions: As set forth on the attached Purchaser Schedule
               (h)  Designated Spread: ___%

     [(C), (D)..... same information as above.]

                                     C-1-1

II.  Closing Day:


Dated:                                      ELECTRONIC SOLUTIONS



                                            By: ________________________________

                                            Title: _____________________________



                                            ZERO CORPORATION



                                            By: ________________________________

                                            Title: _____________________________



                                            [THE PRUDENTIAL INSURANCE
                                              COMPANY OF AMERICA]



                                            By: ________________________________
                                                Vice President



                                            [PRUDENTIAL AFFILIATE]



                                            By: ________________________________
                                                Vice President

                                     C-1-2

                                                                     EXHIBIT C-2
                                                                     -----------

                      [FORM OF CONFIRMATION OF ACCEPTANCE]

                                ZERO CORPORATION


     Reference is made to the Private Shelf Agreement (the "Agreement"), dated as of January 31, 1996 between Zero Corporation (the "Company") and Electronic Solutions, on the one hand, and The Prudential Insurance Company of America ("Prudential") and each Prudential Affiliate which becomes party thereto, on the other hand. Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.

     Prudential or the Prudential Affiliate which is named below as a Purchaser of Notes hereby confirms the representations as to such Notes set forth in paragraph 9 of the Agreement, and agrees to be bound by the provisions of paragraphs 2B(5) and 2B(7) of the Agreement relating to the purchase and sale of such Notes and by the provisions of the penultimate sentence of paragraph 12A of the Agreement.

     Pursuant to paragraph 2B(5) of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

I.   Accepted Notes:  Aggregate principal
     amount $__________________

          (A)  (a)  Name of Purchaser:
               (b)  Principal amount:
               (c)  Final maturity date:
               (d)  Principal prepayment dates and amounts:
               (e)  Interest rate:
               (f)  Interest payment period:  Semi-annually
               (g) Payment and notice instructions: As set forth on the attached Purchaser Schedule
               (h)  Designated Spread: ___%

          (B)  (a)  Name of Purchaser:
               (b)  Principal amount:
               (c)  Final maturity date:
               (d)  Principal prepayment dates and amounts:
               (e)  Interest rate:
               (f)  Interest payment period:  Semi-annually
               (g) Payment and notice instructions: As set forth on the attached Purchaser Schedule
               (h)  Designated Spread: ___%

     [(C), (D)..... same information as above.]

                                     C-2-1

II.  Closing Day:


Dated:                                      ZERO CORPORATION



                                            By: ________________________________

                                            Title: _____________________________


                                            [THE PRUDENTIAL INSURANCE
                                              COMPANY OF AMERICA]



                                            By: ________________________________
                                                Vice President



                                            [PRUDENTIAL AFFILIATE]



                                            By: ________________________________
                                                Vice President

                                     C-2-2

                    [LETTERHEAD OF GIBSON, DUNN & CRUTCHER]



                                  EXHIBIT D-1

                              _____________, 1996

(213) 229-7000                                                      C99007-00937

To:  The Purchasers listed on Schedule 1 hereto (the "Purchasers")


Re: Note Purchase Agreement dated as of January __, 1996 among Zero Corporation, Electronic Solutions and The Prudential Insurance Company of America (the "Note Purchase Agreement")
                  -------------------------

Ladies and Gentlemen:

          We have acted as counsel to Zero Corporation, a Delaware corporation (the "Guarantor"), and Electronic Solutions, a Nevada corporation (the "Issuer" or, together with the Guarantor, the "Companies"), in connection with the Note Purchase Agreement and the Notes of the Issuer in the aggregate principal amount of $____________ dated the date hereof and issued pursuant thereto (collectively, the "Documents"). Capitalized terms not otherwise defined herein have the respective meanings set forth in the Note Purchase Agreement. This opinion is delivered to you pursuant to Section 3A(v) of the Note Purchase Agreement and with the understanding that the Purchasers are purchasing the Notes in reliance hereon.

          We have assumed with your permission that:

          (a) The signatures on all documents examined by us are genuine, all individuals executing such documents had all requisite legal capacity and

____________, 1996
Page 2

     competency and (except individuals acting on behalf ofthe Companies) were duly authorized, the documents submitted to us as originals are authentic and the documents submitted to us as certified or reproduction copies conform to the originals;

          (b) Each Purchaser is an "insurance company" within the meaning of
     Section 2(13) of the Securities Act of 1933, as amended, and an "incorporated admitted insurer" within the meaning of Section 1100.1 of the California Insurance Code;

          (c) Each Purchaser has access to such information as it deems necessary to make its investment decisions with respect to the Notes;

          (d) Each Purchaser has filed all required franchise tax returns, if any, and paid all required taxes, if any, under the California Revenue & Taxation Code (see White Dragon Productions, Inc. v. Performance
                    -------------------------------------------------
     Guarantees, Inc., 196 Cal. App. 3d 163, 24 Cal. Rptr. 745 (1987); Damato v.
     ----------------                                                  ---------
     Slevin, 214 Cal. App. 3d 668, 262 Cal. Rptr. 879 (1989); California Revenue
     ------
     and Taxation Code Section 23301 et seq.); and
                                     -- ---

          (e) There are no agreements or understandings between or among the Purchasers, the Companies or third parties that would expand, modify or otherwise affect the terms of the Documents or the respective rights or obligations of the parties thereunder (see Trident Center v. Connecticut
                                            ---------------------------------
     General Life Insurance Company, 847 F.2d 564 (9th Cir. 1988)).
     ------------------------------

          In rendering this opinion, we have made such inquiries and examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, certificates, instruments and other documents as we have considered necessary or appropriate for purposes of this opinion. As to certain factual matters, we have relied upon the representations and warranties of the Companies in the Documents, certificates of officers of the Companies or certificates obtained from public officials.

          Except as expressly stated otherwise herein, whenever an opinion herein with respect to the existence or

_____________, 1996
Page 3

absence of facts is stated to be to the best of our knowledge, such statement is intended to signify that no information has come to the attention of the lawyers who have devoted substantive attention to the representation of the Companies during the twelve months preceding the date hereof that would give us actual knowledge of facts contrary to the existence or absence of the facts indicated. However, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Companies or any affiliate thereof.

          Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

          1. The Issuer is a validly existing corporation in good standing under the laws of the State of Nevada and the Guarantor is a validly existing corporation in good standing under the laws of the State of Delaware. Each of the Companies is duly qualified as a foreign corporation under the laws of the State of California and has all requisite corporate power and authority to execute, deliver and perform its obligations under the Documents.

          2. The execution and delivery of the Documents by the Companies party thereto and the performance of their respective obligations thereunder have been duly authorized by all necessary corporate action of the Companies. The Documents have each been duly executed and delivered by the Companies party thereto.

          3. The Note Purchase Agreement and the Notes constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms.

          4. The Note Purchase Agreement constitutes a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

          5. Neither the execution and delivery by either Company of the Note Purchase Agreement or by the Issuer of

_____________, 1996
Page 4


the Notes, nor the consummation of the transactions contemplated by the Note Purchase Agreement nor the performance by the Companies of the terms and provisions thereof, or by the Issuer of the Notes, will (A) violate or conflict with the charter or bylaws of either Company, or, to the best of our knowledge, any order, judgment or decree of any court or other agency of government binding on either Company, (B) to the best of our knowledge based solely upon review of documents identified to us by officers of the Companies as material contracts of the Companies (the "Contractual Obligations"), conflict in any material respect with, result in a material breach of or constitute a material default under any Contractual Obligation of the Companies, (C) violate any material law, statute, rule or regulation of the State of California or the State of New York or the United States of America applicable to either Company that, in our experience, is normally applicable to unsecured debt securities transactions entered into by companies similar to the Companies (other than (i) federal securities laws, as to which we express no opinion, other than as set forth in paragraph 7 below, and (ii) securities or "blue sky" laws of any state, including California and New York, as to which we express no opinion), or (D) to the best of our knowledge result in or require the creation or imposition of any Lien upon any of the assets of either Company.

          6. The extension, arranging and obtaining of the credit represented by the Notes do not result in a violation of Regulation G or X of the Board of Governors of the Federal Reserve System.

          7. The issuance and sale of the Notes on the date hereof is exempt from the registration requirement of Section 5 of the Securities Act and it is not necessary to qualify the Note Purchase Agreement under the Trust Indenture Act of 1939, as amended, in connection therewith.

          The foregoing opinions are subject to the following exceptions, qualifications and limitations:

          A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of California, the State of New York, the United States of America and, solely for purposes of paragraphs 1 and 2 above, the States of Delaware and Nevada. We are not

_____________, 1996
Page 5


admitted to practice in the States of Delaware and Nevada; however, we are generally familiar with the Delaware General Corporation Law and the Nevada General Corporation Law as presently in effect and have made such inquiries as we consider necessary to render the opinions contained in paragraphs 1 and 2. We have not examined the question of what law would govern the interpretation or enforcement of the Documents and our opinion is based on the assumption that the internal laws of either the State of New York or the State of California, and the laws of the United States of America, would govern the provisions of the Documents and the transactions contemplated thereby. This opinion is limited to the effect of the present state of the laws of the State of California, the State of New York, the United States of America and, to the limited extent set forth above, the States of Delaware and Nevada and the facts as they presently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

          B. Our opinions set forth in paragraphs 3 and 4 are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers or distributions by corporations to stockholders) and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

          C. We express no opinion with respect to the legality, validity, binding nature or enforceability of any provision of the Documents to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

_____________, 1996
Page 6


          D. We express no opinion as to the legality, validity, binding nature or enforceability (i) of provisions relating to indemnification (or contribution) to the extent such indemnification relates to any claims under the Federal securities laws or state securities or Blue Sky laws, or any other provisions in the Documents indemnifying a party, to the extent such provisions may be held unenforceable as contrary to public policy, (ii) of any provision of any Document insofar as it provides for the payment or reimbursement of costs and expenses or for claims, losses or liabilities in excess of a reasonable amount determined by any court or other tribunal or (iii) regarding any Purchaser's ability to collect attorneys' fees and costs in an action involving the Documents if such Purchaser is not the prevailing party in such action (we call your attention that, under California law, where a contract permits one party thereto to recover attorneys' fees, the prevailing party in any action to enforce any provision of the contract shall be entitled to recover its reasonable attorneys' fees).

          E. We express no opinion with respect to the legality, validity, binding nature or enforceability of (i) any waiver of unknown future rights or any waiver of rights existing, or duties owed, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity, (ii) any waivers or consents (whether or not characterized as a waiver or consent in the Documents) relating to the rights of the Issuer or the Guarantor or duties owing to it existing as a matter of law, including, without limitation, waivers of the benefits of statutory or constitutional provisions, to the extent such waivers or consents may be found by a court to be against public policy or which are ineffective pursuant to applicable statutes and judicial decisions, (iii) provisions in the Documents that may be construed as imposing penalties or forfeitures, or (ii) covenants (other than covenants relating to the payment of principal, interest, yield maintenance amounts, indemnities and expenses) to the extent they are construed to be independent requirements as distinguished from conditions to the declaration or occurrence of a default or an event of default.

          F. We express no opinion as to any provision of the Documents requiring written amendments or waivers of

_______________, 1996
Page 7


such documents insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply.

          G. In rendering our opinions expressed in paragraph 5 insofar as they require interpretation of Contractual Obligations, (i) we have assumed that all courts of competent jurisdiction would enforce such agreements as written but would apply the internal laws of the State of California without giving effect to any choice of law provisions contained therein or any choice of law principles that would result in application of the internal laws of any other state, (ii) to the extent that any questions of legality or legal construction have arisen in connection with our review, we have applied the laws of the State of California in resolving such questions, and (iii) we express no opinion with respect to the compliance by the Issuer or the Guarantor with, or any financial calculations or data in respect of, financial covenants included in any Contractual Obligation. We advise you that certain of the Contractual Obligations may be governed by other laws, that such laws may vary substantially from the law assumed to govern for purposes of this opinion and that this opinion may not be relied upon as to whether or not a breach or default would occur under the law actually governing such Contractual Obligations. Furthermore, with respect to paragraph 5, while we advise you that (subject to the other assumptions, exceptions, qualifications and limitations herein) the Documents may be performed in a manner that does not result in a violation, conflict, breach, default or Lien described therein, we express no opinion as to whether the actual performance of the terms and provisions of the Documents after the date hereof will not violate, be in conflict with, breach or constitute a default under, or result in the creation or imposition of any Lien in respect of any property of the Issuer or the Guarantor under, any Contractual Obligation, or violate any statute, rule, regulation, order, judgment or decree applicable to the Issuer or the Guarantor.

          H. We express no opinion regarding the effect on the enforceability against the Guarantor of the guaranty contained in the Note Purchase Agreement of any facts or circumstances occurring after the date hereof that would constitute a defense to the obligation of a surety, unless

_______________, 1996
Page 8


such defense has been waived effectively by the Guarantor. Without limitation, we advise you of California statutory provisions and case law to the effect that, in certain circumstances, a guarantor may be exonerated if the creditor materially alters the original obligation of the principal without the consent of the guarantor, elects remedies for default which impair the subrogation rights of the guarantor against the principal, or otherwise takes any action without notifying the guarantor which materially prejudices the guarantor.
See, e.g., California Civil Code Section 2810; Union Bank v. Gradsky, 265 Cal.
---  ----                                      ---------------------
App. 2d 40, 71 Cal. Rptr. 84 (1968); Sumitomo Bank of California v. Iwasaki, 70
                                     --------------------------------------
Cal. 2d 81, 447 P.2d 956, 73 Cal. Rptr. 564 (1968); Cathay Bank v. Lee, 14 Cal.
                                                    ------------------
App.4th 1533, 18 Cal. Rptr. 2d 420 (1993). In addition, the California Supreme Court has found that in some circumstances the creditor has a duty to disclose certain facts known to it to a guarantor. Sumitomo Bank v. Iwasaki, supra.
                                          ------------------------  -----

          I. Our opinion set forth in Paragraph 4 is subject to the effect of California statutory provisions and case law to the effect that a continuing guaranty may be revoked at any time by a guarantor, in respect to future transactions, unless there is a continuing consideration as to such transactions which the guarantor does not renounce. See California Civil Code Section 2815;
                                        ---
Sumitomo Bank v. Iwasaki, supra.
------------------------  -----

          J. We express no opinion as to the applicability or effect of any Purchaser's compliance with any state or federal laws applicable to the transactions contemplated by the Documents because of the nature of its business.

          K. We render no opinion regarding any violation of statutory or other laws regarding fraudulent transfers or distributions by corporations to stockholders in connection with the distribution by the Issuer to the Guarantor of any Purchased Common Stock or the effect of any such violation.

          L. For purposes of our opinions in paragraph 6 (and our opinions in paragraph 5, to the extent they cover the same matters), we have assumed, without any independent investigation by us, the accuracy of each Purchaser's representations set forth in paragraph 9C of the Note Purchase Agreement.

_______________, 1996
Page 9


          M. For purposes of our opinion under paragraph 7 we have assumed, without any independent investigation by us, (a) the accuracy of each Purchaser's representations set forth in paragraph 9A of the Note Purchase Agreement and of the Companies' representations and warranties set forth in
Section 8H of the Note Purchase Agreement, (b) that each Purchaser and each other person to which offers were made is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, (c) none of the Purchasers has taken or intends to take any action that would subject the issuance and sale of the Notes to the registration requirements of the Securities Act, (d) that the offer and sale of the Notes occurred pursuant to private negotiations between The Prudential Insurance Company of America and the Companies and Prudential Capital Group, but that no offers with respect to the Notes were made to any other person.

          This opinion is rendered to the Purchasers in connection with the Documents and may not be relied upon by any person other than the Purchasers and their Transferees or by the Purchasers or their Transferees in any other context, provided that the Purchasers and their Transferees may provide this opinion (i) to insurance regulators and examiners and other regulatory authorities should they so request or in connection with their normal examinations, (ii) to the independent auditors and attorneys of the Purchasers or their Transferees, (iii) pursuant to order or legal process of any court or governmental agency or (iv) in connection with any legal action to which the Purchasers or their Transferees are a party arising out of the transactions contemplated by the Documents. This opinion may not be quoted without the prior written consent of this Firm.

                                     Very truly yours,


                                     GIBSON, DUNN & CRUTCHER

                    [LETTERHEAD OF GIBSON, DUNN & CRUTCHER]



                                  EXHIBIT D-2

                              _____________, 1996

(213) 229-7000                                                      C99007-00937

To:  The Purchasers listed on Schedule 1 hereto (the "Purchasers")


Re: Note Purchase Agreement dated as of January __, 1996 among Zero Corporation, Electronic Solutions and The Prudential Insurance Company of America (the "Note Purchase Agreement")
                   -----------------------

Ladies and Gentlemen:

          We have acted as counsel to Zero Corporation, a Delaware corporation (the "Parent"), and Electronic Solutions, a Nevada corporation (the "Subsidiary" or, together with the Parent, the "Companies"), in connection with the Note Purchase Agreement and the Notes of the Parent in the aggregate principal amount of $____________ dated the date hereof and issued pursuant thereto (collectively, the "Documents"). Capitalized terms not otherwise defined herein have the respective meanings set forth in the Note Purchase Agreement. This opinion is delivered to you pursuant to Section 3A(v) of the Note Purchase Agreement and with the understanding that the Purchasers are purchasing the Notes in reliance hereon.

          We have assumed with your permission that:

          (a) The signatures on all documents examined by us are genuine, all individuals executing such documents had all requisite legal capacity and

________________, 1996
Page 2


     competency and (except individuals acting on behalf ofthe Companies) were duly authorized, the documents submitted to us as originals are authentic and the documents submitted to us as certified or reproduction copies conform to the originals;

          (b) Each Purchaser is an "insurance company" within the meaning of
     Section 2(13) of the Securities Act of 1933, as amended, and an "incorporated admitted insurer" within the meaning of Section 1100.1 of the California Insurance Code;

          (c) Each Purchaser has access to such information as it deems necessary to make its investment decisions with respect to the Notes;

          (d) Each Purchaser has filed all required franchise tax returns, if any, and paid all required taxes, if any, under the California Revenue & Taxation Code (see White Dragon Productions, Inc. v. Performance
                    -------------------------------------------------
     Guarantees, Inc., 196 Cal. App. 3d 163, 24 Cal. Rptr. 745 (1987); Damato v.
     ----------------                                                  ---------
     Slevin, 214 Cal. App. 3d 668, 262 Cal. Rptr. 879 (1989); California Revenue
     ------
     and Taxation Code Section 23301 et seq.); and
                                     -- ---

          (e) There are no agreements or understandings between or among the Purchasers, the Companies or third parties that would expand, modify or otherwise affect the terms of the Documents or the respective rights or obligations of the parties thereunder (see Trident Center v. Connecticut
                                            ---------------------------------
     General Life Insurance Company, 847 F.2d 564 (9th Cir. 1988)).
     ------------------------------

          In rendering this opinion, we have made such inquiries and examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, certificates, instruments and other documents as we have considered necessary or appropriate for purposes of this opinion. As to certain factual matters, we have relied upon the representations and warranties of the Companies in the Documents, certificates of officers of the Companies or certificates obtained from public officials.

          Except as expressly stated otherwise herein, whenever an opinion herein with respect to the existence or

_______________, 1996
Page 3


absence of facts is stated to be to the best of our knowledge, such statement is intended to signify that no information has come to the attention of the lawyers who have devoted substantive attention to the representation of the Companies during the twelve months preceding the date hereof that would give us actual knowledge of facts contrary to the existence or absence of the facts indicated. However, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Companies or any affiliate thereof.

          Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

          1. The Subsidiary is a validly existing corporation in good standing under the laws of the State of Nevada and the Parent is a validly existing corporation in good standing under the laws of the State of Delaware. Each of the Companies is duly qualified as a foreign corporation under the laws of the State of California and has all requisite corporate power and authority to execute, deliver and perform its obligations under the Documents.

          2. The execution and delivery of the Documents by the Companies party thereto and the performance of their respective obligations thereunder have been duly authorized by all necessary corporate action of the Companies. The Documents have each been duly executed and delivered by the Companies party thereto.

          3. The Note Purchase Agreement and the Notes constitute legal, valid and binding obligations of the Parent, enforceable against the Parent in accordance with their respective terms.

          4. The Note Purchase Agreement constitutes a legal, valid and binding obligation of the Subsidiary, enforceable against the Subsidiary in accordance with its terms.

          5. Neither the execution and delivery by either Company of the Note Purchase Agreement or by the Parent of

________________, 1996
Page 4


the Notes, nor the consummation of the transactions contemplated by the Note Purchase Agreement nor the performance by the Companies of the terms and provisions thereof, or by the Parent of the Notes, will (A) violate or conflict with the charter or bylaws of either Company, or, to the best of our knowledge, any order, judgment or decree of any court or other agency of government binding on either Company, (B) to the best of our knowledge based solely upon review of documents identified to us by officers of the Companies as material contracts of the Companies (the "Contractual Obligations"), conflict in any material respect with, result in a material breach of or constitute a material default under any Contractual Obligation of the Companies, (C) violate any material law, statute, rule or regulation of the State of California or the State of New York or the United States of America applicable to either Company that, in our experience, is normally applicable to unsecured debt securities transactions entered into by companies similar to the Companies (other than (i) federal securities laws, as to which we express no opinion, other than as set forth in paragraph 7 below, and (ii) securities or "blue sky" laws of any state, including California and New York, as to which we express no opinion), or (D) to the best of our knowledge result in or require the creation or imposition of any Lien upon any of the assets of either Company.

          6. The extension, arranging and obtaining of the credit represented by the Notes do not result in a violation of Regulation G or X of the Board of Governors of the Federal Reserve System.

          7. The issuance and sale of the Notes on the date hereof is exempt from the registration requirement of Section 5 of the Securities Act and it is not necessary to qualify the Note Purchase Agreement under the Trust Indenture Act of 1939, as amended, in connection therewith.

          The foregoing opinions are subject to the following exceptions, qualifications and limitations:

          A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of California, the State of New York, the United States of America and, solely for purposes of paragraphs 1 and 2 above, the States of Delaware and Nevada. We are not

________________, 1996
Page 5


admitted to practice in the States of Delaware and Nevada; however, we are generally familiar with the Delaware General Corporation Law and the Nevada General Corporation Law as presently in effect and have made such inquiries as we consider necessary to render the opinions contained in paragraphs 1 and 2. We have not examined the question of what law would govern the interpretation or enforcement of the Documents and our opinion is based on the assumption that the internal laws of either the State of New York or the State of California, and the laws of the United States of America, would govern the provisions of the Documents and the transactions contemplated thereby. This opinion is limited to the effect of the present state of the laws of the State of California, the State of New York, the United States of America and, to the limited extent set forth above, the States of Delaware and Nevada and the facts as they presently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

          B. Our opinions set forth in paragraphs 3 and 4 are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers or distributions by corporations to stockholders) and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

          C. We express no opinion with respect to the legality, validity, binding nature or enforceability of any provision of the Documents to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

_________________, 1996
Page 6


          D. We express no opinion as to the legality, validity, binding nature or enforceability (i) of provisions relating to indemnification (or contribution) to the extent such indemnification relates to any claims under the Federal securities laws or state securities or Blue Sky laws, or any other provisions in the Documents indemnifying a party, to the extent such provisions may be held unenforceable as contrary to public policy, (ii) of any provision of any Document insofar as it provides for the payment or reimbursement of costs and expenses or for claims, losses or liabilities in excess of a reasonable amount determined by any court or other tribunal or (iii) regarding any Purchaser's ability to collect attorneys' fees and costs in an action involving the Documents if such Purchaser is not the prevailing party in such action (we call your attention that, under California law, where a contract permits one party thereto to recover attorneys' fees, the prevailing party in any action to enforce any provision of the contract shall be entitled to recover its reasonable attorneys' fees).

          E. We express no opinion with respect to the legality, validity, binding nature or enforceability of (i) any waiver of unknown future rights or any waiver of rights existing, or duties owed, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity, (ii) any waivers or consents (whether or not characterized as a waiver or consent in the Documents) relating to the rights of the Subsidiary or the Parent or duties owing to it existing as a matter of law, including, without limitation, waivers of the benefits of statutory or constitutional provisions, to the extent such waivers or consents may be found by a court to be against public policy or which are ineffective pursuant to applicable statutes and judicial decisions, (iii) provisions in the Documents that may be construed as imposing penalties or forfeitures, or (ii) covenants (other than covenants relating to the payment of principal, interest, yield maintenance amounts, indemnities and expenses) to the extent they are construed to be independent requirements as distinguished from conditions to the declaration or occurrence of a default or an event of default.

          F. We express no opinion as to any provision of the Documents requiring written amendments or waivers of

_________________, 1996
Page 7


such documents insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply.

          G. In rendering our opinions expressed in paragraph 5 insofar as they require interpretation of Contractual Obligations, (i) we have assumed that all courts of competent jurisdiction would enforce such agreements as written but would apply the internal laws of the State of California without giving effect to any choice of law provisions contained therein or any choice of law principles that would result in application of the internal laws of any other state, (ii) to the extent that any questions of legality or legal construction have arisen in connection with our review, we have applied the laws of the State of California in resolving such questions, and (iii) we express no opinion with respect to the compliance by the Subsidiary or the Parent with, or any financial calculations or data in respect of, financial covenants included in any Contractual Obligation. We advise you that certain of the Contractual Obligations may be governed by other laws, that such laws may vary substantially from the law assumed to govern for purposes of this opinion and that this opinion may not be relied upon as to whether or not a breach or default would occur under the law actually governing such Contractual Obligations. Furthermore, with respect to paragraph 5, while we advise you that (subject to the other assumptions, exceptions, qualifications and limitations herein) the Documents may be performed in a manner that does not result in a violation, conflict, breach, default or Lien described therein, we express no opinion as to whether the actual performance of the terms and provisions of the Documents after the date hereof will not violate, be in conflict with, breach or constitute a default under, or result in the creation or imposition of any Lien in respect of any property of the Subsidiary or the Parent under, any Contractual Obligation, or violate any statute, rule, regulation, order, judgment or decree applicable to the Subsidiary or the Parent.

          H. We express no opinion regarding the effect on the enforceability against the Parent of the guaranty contained in the Note Purchase Agreement of any facts or circumstances occurring after the date hereof that would constitute a defense to the obligation of a surety, unless

_________________, 1996
Page 8


such defense has been waived effectively by the Parent. Without limitation, we advise you of California statutory provisions and case law to the effect that, in certain circumstances, a guarantor may be exonerated if the creditor materially alters the original obligation of the principal without the consent of the guarantor, elects remedies for default which impair the subrogation rights of the guarantor against the principal, or otherwise takes any action without notifying the guarantor which materially prejudices the guarantor.
See, e.g., California Civil Code Section 2810; Union Bank v. Gradsky, 265 Cal.
---  ----                                      ---------------------
App. 2d 40, 71 Cal. Rptr. 84 (1968); Sumitomo Bank of California v. Iwasaki, 70
                                     --------------------------------------
Cal. 2d 81, 447 P.2d 956, 73 Cal. Rptr. 564 (1968); Cathay Bank v. Lee, 14 Cal.
                                                    ------------------
App.4th 1533, 18 Cal. Rptr. 2d 420 (1993). In addition, the California Supreme Court has found that in some circumstances the creditor has a duty to disclose certain facts known to it to a guarantor. Sumitomo Bank v. Iwasaki, supra.
                                          ------------------------  -----

          I. Our opinion set forth in Paragraph 4 is subject to the effect of California statutory provisions and case law to the effect that a continuing guaranty may be revoked at any time by a guarantor, in respect to future transactions, unless there is a continuing consideration as to such transactions which the guarantor does not renounce. See California Civil Code Section 2815;
                                        ---
Sumitomo Bank v. Iwasaki, supra.
------------------------  -----

          J. We express no opinion as to the applicability or effect of any Purchaser's compliance with any state or federal laws applicable to the transactions contemplated by the Documents because of the nature of its business.

          K. We render no opinion regarding any violation of statutory or other laws regarding fraudulent transfers or distributions by corporations to stockholders in connection with the distribution by the Subsidiary to the Parent of any Purchased Common Stock or the effect of any such violation.

          L. For purposes of our opinions in paragraph 6 (and our opinions in paragraph 5, to the extent they cover the same matters), we have assumed, without any independent investigation by us, the accuracy of each Purchaser's representations set forth in paragraph 9C of the Note Purchase Agreement.

________________, 1996
Page 9


          M. For purposes of our opinion under paragraph 7 we have assumed, without any independent investigation by us, (a) the accuracy of each Purchaser's representations set forth in paragraph 9A of the Note Purchase Agreement and of the Companies' representations and warranties set forth in
Section 8H of the Note Purchase Agreement, (b) that each Purchaser and each other person to which offers were made is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, (c) none of the Purchasers has taken or intends to take any action that would subject the issuance and sale of the Notes to the registration requirements of the Securities Act, and (d) that the offer and sale of the Notes occurred pursuant to private negotiations between The Prudential Insurance Company of America and the Companies and Prudential Capital Group, but that no offers with respect to the Notes were made to any other person.

          This opinion is rendered to the Purchasers in connection with the Documents and may not be relied upon by any person other than the Purchasers and their Transferees or by the Purchasers or their Transferees in any other context, provided that the Purchasers and their Transferees may provide this opinion (i) to insurance regulators and examiners and other regulatory authorities should they so request or in connection with their normal examinations, (ii) to the independent auditors and attorneys of the Purchasers or their Transferees, (iii) pursuant to order or legal process of any court or governmental agency or (iv) in connection with any legal action to which the Purchasers or their Transferees are a party arising out of the transactions contemplated by the Documents. This opinion may not be quoted without the prior written consent of this Firm.

                                     Very truly yours,


                                     GIBSON, DUNN & CRUTCHER

                                                                       EXHIBIT E
                                                                       ---------



                                            As of ___________, 199__



The Prudential Insurance Company of America
Each Prudential Affiliate described below
c/o Prudential Capital Group
777 South Figueroa Street
Suite 2950
Los Angeles, California  90017

Gentlemen:

In order to induce, and in consideration of, your purchase from (i) Electrical Solutions ("Electrical") of up to $50,000,000 aggregate principal amount of its Guaranteed Senior Notes ("Electrical Notes"), which have been guaranteed by Zero Corporation (the "Company") and (ii) the Company of up to $20,000,000 aggregate principal amount of its Senior Notes ("Company Notes"), in each case issued under the Private Shelf Agreement (the "Note Agreement") dated as of [January ___], 1996, as amended from time to time, between the Company and Electrical, on the one hand, and Prudential and each Prudential Affiliate (as defined therein) which may become a party thereto, on the other hand, the undersigned agrees with you as hereinafter provided:

1. All Subordinated Debt is expressly subordinated to the extent and in the manner set forth in paragraphs 2 through 6 hereof to Senior Debt.

     The term "Subordinated Debt" as used in this agreement shall mean and include the principal, interest, premium, if any, and other amounts due in connection with all obligations of Company to the undersigned, direct or contingent, joint, several or independent, now or hereafter existing, due or to become due to, or held or to be held by, the undersigned, whether created directly or acquired by assignment or otherwise, and whether "open account", evidenced by a note or other instrument, or otherwise.

     The term "Senior Debt" as used in this agreement shall mean and include the principal, interest, premium and yield-maintenance amounts, if any, and other amounts due in connection with all contingent and non-contingent liabilities of the Company (directly or indirectly by way of its guaranty) under or with respect to the Note Agreement, the Company Notes, and the Electrical Notes, and interest thereon at the rate stated in the instruments evidencing Senior Debt from the date of filing of any petition (by or with respect to Electrical or the Company) under the United States Bankruptcy Code to the date of payment.

2. If there shall occur an Event of Default or Default, as defined in the Note Agreement, then unless and until such Event of Default or Default shall have been cured, or unless and until all Senior Debt shall be paid in full, the undersigned will not receive or accept any payment on or of Subordinated Debt from the Company.

3. The undersigned will not receive or accept any principal, interest or other payment (including, but not limited to, payments-in-kind) from the Company on account of Subordinated Debt, if the making of such payment would result in a Default or Event of Default as defined in the Note Agreement.

4. In the event that the undersigned shall receive any payment on Subordinated Debt which the undersigned is not entitled to receive under the provisions of the foregoing paragraph 2 or 3, the undersigned will hold any amount so received in trust for Prudential, each Prudential Affiliate (if any) which has purchased a Company Note or an Electrical Note and will forthwith turn over such payment to Prudential or such Prudential Affiliate in the form received to be applied to Senior Debt pro rata according to the then
                                           --- ----
     outstanding principal amounts under such Notes at the time outstanding.

5. The undersigned will not commence any action or proceeding against the Company to recover all or any part of the Subordinated Debt or join with any creditor, unless Prudential and each Prudential Affiliate (if any) which has purchased a Company Note or an Electrical Note shall also join, in bringing any proceedings against the Company under any bankruptcy, reorganization, readjustment of debt, arrangement of debt, receivership, liquidation or insolvency law or statute of the Federal or any state government unless and until all Senior Debt shall be paid in full.

6. In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors, whether or not pursuant to bankruptcy laws, sale of all or substantially all of the assets, dissolution, liquidation or any other marshalling of the assets and liabilities of the Company, the undersigned will, at the request of Prudential or any Prudential Affiliate which has purchased a Company Note or an Electrical Note, file any claim, proof of claim or other instrument of similar character necessary to enforce the obligations of the Company in respect of Subordinated Debt and will hold in trust for Prudential and any Prudential Affiliate which has purchased a Company Note or an Electrical Note and pay over to Prudential or any such Prudential Affiliate, in the form received, to be applied to Senior Debt pro rata
                                                                   --- ----
     according to the then outstanding principal amounts under the Company Notes and the Electrical Notes, any and all moneys, dividends or other assets received in any such proceedings on account of Subordinated Debt, unless and until Senior Debt shall be paid in full. In the event that the undersigned shall fail to take such action requested by Prudential or any Prudential Affiliate, Prudential or any such Prudential Affiliate may, as attorney-in-fact for the undersigned, take such action on behalf of the undersigned, and the undersigned hereby appoints Prudential and any such Prudential Affiliate (and any of them) as attorney-in-fact for the undersigned to demand, sue for, collect and receive any and all such moneys, dividends or other assets and give acquittance therefor and to file any claim, proof of claim or other instrument of similar character and to take such other action (including acceptance or rejection of any plan of reorganization or arrangement) in its or their own name or in the name of the undersigned as Prudential or any such Prudential Affiliate may deem necessary or advisable for the enforcement of the agreement contained in this letter; and the undersigned will execute and deliver to Prudential and any such Prudential Affiliate (and any of them) such other and further powers of attorney or other instruments as any may request in order to accomplish the foregoing.

7. Each of Prudential and any Prudential Affiliate which has purchased a Company Note or an Electrical Note may, at any time and from time to time, without the consent of or notice to the undersigned, without incurring responsibility to the undersigned and without impairing or releasing any of its rights, or any of the obligations of the undersigned hereunder:

          (a) Change the amount, manner, place or terms of payment or change or extend the time of payment of or renew or alter Senior Debt or amend the Note Agreement, Company Notes, or the Electrical Notes so as to restrict or further restrict payments of principal of and interest on Subordinated Debt in any manner or enter into or amend in any manner any other agreement relating to Senior Debt (including provisions restricting or further restricting payments of principal of and interest on Subordinated Debt);

          (b) Sell, exchange, release or otherwise deal with all or any part of any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, Senior Debt;

          (c) Release anyone liable in any manner for the payment or collection of Senior Debt;

          (d) Exercise or refrain from exercising any rights against the Company and others (including the undersigned); and

          (e) Apply any sums, by whomsoever paid or however realized, to Senior Debt.

8. The undersigned will (i) cause all Subordinated Debt to be evidenced by a note or other instrument which shall bear upon its face a statement or legend to the effect that such note or other instrument is subordinated to Senior Debt in the manner and to the extent in this letter set forth, (ii) will mark the undersigned's books to show that the Subordinated Debt is so subordinated to Senior Debt.

9. The undersigned represents and warrants that (i) neither the execution nor delivery of this letter (or any amendment and restatement hereof) nor fulfillment of nor compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any agreement or instrument to which the undersigned is now subject, and (ii) none of the Subordinated Debt is or will be subordinated to any Funded Debt or Current Debt (as defined in the Note Agreement) of the Company other than Senior Debt.

10. Notice of acceptance of the agreement contained in this letter is hereby waived by the undersigned.

11. This agreement is for your benefit, the benefit of your successors and assigns and the benefit of any subsequent holder or holders of the Company Notes and the Electrical Notes, and shall bind the successors and assigns of the undersigned and any subsequent holder(s) of the Subordinated Debt.

12. This agreement shall be governed by the laws of the State of New York , and shall be construed and enforced in accordance with, the law thereof.



                                            Very truly yours,


                                            [Name of Subsidiary]
                                            By: ________________________________
                                                Its: ___________________________


The foregoing agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE COMPANY
  OF AMERICA (directly and on behalf of
  each Prudential Affiliate)



By: __________________________________
Title: _______________________________

                                 SCHEDULE 6C(3)
                    EXISTING LOANS, ADVANCES AND INVESTMENTS


1.   Promissory Note dated November 22, 1991
     G. J. Stoffers and Thea Stoffers
     Principal $3,200,000, current balance $2,600,000

     Issued by Purchasers for Property located at 1000 Chestnut Street, Burbank, California

     Interest at 10% payable monthly
     Principal payable $150,000 annually on each November 22
     Maturity November 22, 1998 with payment of balance of principal of $2,450,000 plus interest through such date

2.   Series A Preferred Stock of IAC Industries
     Issued to ZERO Corporation for assets sold on September 21, 1990, annual redemption provisions and dividends payable, carrying value of $257,305

3.   Cambridge Aeroflo, Inc.
     Loan from ZERO Corporation for $250,000
     Interest payable at Bank of America prime through Maturity October 10, 1996
     May be converted to common stock of Cambridge Aeroflo

     Anticipate conversion and purchase of all outstanding
     Common Stock by March 31, 1996

4.   Anvil Cases, Inc.
     Wholly-owned subsidiary

     Currently negotiating for the sale of this subsidiary the closing of which is scheduled for January 31, 1996. Purchase price of $3.8 million payable $300,000 at closing and delivery of a promissory note to mature in 2002. Purchase price adjustments provided for based on Adjusted Shareholders' Equity.

5.   Balcor Pension Investors-I and Balcor Pension Investors-VII
     Two Illinois real estate limited partnerships
     Value $486,994

                                SCHEDULE 6C(6)
                         PERMITTED TRANSFERS OF ASSETS


1.   777 Front Street
     Burbank, California

     Approximately 286,556 square feet of concrete tilt-up and office buildings on approximately 8.26 acres.

2.   70 Washington Road
     Princeton Junction, New Jersey

     Approximately 52,000 square feet of assembly/warehouse/office space currently occupied by McLean Engineering, a division of the Company.

3.   Air Cargo Equipment Corporation
     Wholly-owned subsidiary

     The Company is evaluating the strategic fit of this subsidiary as it relates to the long-range plans for the Company. Air Cargo Equipment Corporation manufactures air cargo systems, containers and related accessories.

4.   Anvil Cases, Inc.
     Wholly-owned subsidiary

     Currently negotiating for the sale of this subsidiary the closing of which is currently scheduled for January 31, 1996. Purchase price of $3.8 million payable $300,000 at closing and delivery of a promissory note to mature in 2002. Purchase price adjustments provided for based on Adjusted Shareholders' Equity.

                                  SCHEDULE 8A
                             SUBSIDIARY INFORMATION


Name and Jurisdiction of Each Subsidiary           Share Ownership
----------------------------------------           ---------------

Air Cargo Equipment Corporation               100% ZERO Corporation
Delaware

Air Cooling Technology, Inc.                  100% ZERO Corporation
California

Anvil Cases, Inc.                             100% ZERO Corporation
California

Composite Research, Inc.                      100% ZERO Corporation
California (inactive)

Contempo Engineering Co.                      100% ZERO Corporation
California

Electronic Solutions                          100% ZERO Corporation
Nevada

McLean Midwest Corporation                    100% ZERO Corporation
Minnesota

Nielsen Hardware Corporation                  100% ZERO Corporation
Connecticut

Precision Fabrication Technologies, Inc.      100% ZERO Corporation
Indiana

Samuel Groves & Co. Limited                   99.9% ZERO Corporation
United Kingdom                                .01% Antony Joynson

ZERO McLean Europe Ltd.                       100% Samuel Groves & United
Kingdom (inactive)                            Co. Limited

Productos Aereos, S.A.                        99.9% ZERO Corporation
Mexico                                        .01% Jeanne Tatton,
                                              Javene Black, Lisa
                                              Atwood, R. Borchert

ZERO FSC Corp.                                100% ZERO Corporation
Virgin Islands (foreign sales)

ZERO-East Division, ZERO Corporation          100% ZERO Corporation
Massachusetts

ZERO Integrated Systems                       100% ZERO Corporation
California

 ZERO Manufacturing Corporation               100% ZERO Corporation
California (inactive)

ZERO International, Inc.                      100% ZERO Corporation
California (inactive)

                                  SCHEDULE 8C
                                ACTIONS PENDING


I.   ENVIRONMENTAL

     The following facilities have been identified by the State of California and/or the Federal government and the Company has received notification (except as to the Hawker Pacific facility referred to below) that certain of its operations may have impacted the environment at particular facilities and as a result the Company may be potentially responsible for response costs and/or penalties as a result of the Company's operations.

     777 Front Street, Burbank, California (Burbank)
     415 North Front Street, Burbank, California (Hyrail)
     Electronic Solutions, El Monte, California
     Sherman Way, North Hollywood, California (Hawker Pacific)
     Chatham Brothers Barrel Yard, Escondido, California

     In addition, the Company is conducting soil remediation activities at certain locations identified below.

     A.  Burbank Facility

     The EPA has identified the Company as a PRP at the San Fernando Valley Superfund Site, Glendale North Operable Unit. The Company has agreed to participate in the design of the EPA selected interim remedies for the Glendale North and Glendale South Operable Units.

     The Company has joined with other PRPs which have collectively organized a response to the EPA and negotiated an Administrative Order on Consent to design the EPA selected interim remedy. The AOC, signed by 24 PRPs including the Company, became effective on March 30, 1994.

     On October 20, 1995 the Company (along with forty-four other PRPs) received a Special Notice Letter from the EPA in connection with the construction, operation and maintenance costs for the twelve year interim remedy for the Site, and for response costs incurred by the government. The PRP Group has commenced negotiations with the EPA for the formulation of a good faith offer for the implementation of the interim remedy.

     An interim allocation, through the use of mediators using surrogate data, was established in early-1994, with the Company's current interim allocation of costs for the design of 9.39%. The PRP Group is also currently involved in a process to arrive at a final allocation for the costs for the interim remedy and the remedial design work.

     The Company's liability at the San Fernando Valley Superfund Site is uncertain at this time because of a number of factors, including: EPA has not selected the final remedy for the entire Site; there exist uncertainties regarding the design and therefore the cost; additional PRPs have been and will continue to be identified; the Company's relative contribution of VOCs, if any, to the groundwater has not yet been determined.

     In addition, the Company has submitted a workplan to the Regional Water Quality Control Board for the remediation of the soil at 777 Front Street, Burbank.

     B.  Hyrail Facility

     The Company received and responded to an information request of the EPA in December 1992 as a result of the Company's operations on a certain portion of the Hyrail facility. The Company has not received any further contact regarding the Hyrail facility since its response to the EPA information request.

     C.  Electronics Solutions-El Monte Facility

     The Company conducted certain subsurface investigations at this facility at the request of the State of California Regional Water Quality Control Board and detected low levels of volatile organic compounds in the near surface soils nd soil gas. The Company implemented a plan to remediate the soil.

     Electronic Solutions received a letter from the EPA on August 18, 1995 advising that the EPA considered it (along with forty-eight other parties) a PRP for the South El Monte Operable Unit of the San Gabriel Valley Superfund Sites. The EPA informed the PRPs that it had entered into an AOC with Cardinal Industrial Finishes for a PRP lead remedial investigation and feasibility study at the Site, and encouraging the parties to cooperate with Cardinal. The Company agreed to and has paid funds to Cardinal for the work to be performed under this AOC.

     D.  Hawker Pacific Facility

     The Company received and responded to an information request from the EPA in 1992 regarding this facility. The Company has not received any further contact from the EPA since its response to that request.

     In an action entitled United States v. Allied Signal, et al., Consolidated Case Nos. CIV 93-6490 MRP (Tx) and CIV 93-6570 MRP (Tx), the EPA sued Hawker Pacific and Wagner and Basinger who have filed third party complaints, and two co-defendants on these third-party complaints have filed cross-claims for contribution, declaratory relief, and/or contractual indemnity against the Company.

     The plaintiffs are seeking to recover response costs in connection with actions taken by several governmental agencies in response to groundwater and soil contamination in the North Hollywood Operable Unit of the San Fernando Valley Superfund Site.

     The third-party complaints against the Company were served on or about October 1994 by the current owner and operator of the property, alleging the predecessors in interest operated the property from 1969 to 1987. Cross-claims filed against the Company by Parker Hannifin Corporation and Inchcape are a part of their responses to the third-party complaints seek contribution declaratory relief, and/or contractual indemnity from one another and from the Company, and the third-party plaintiffs.

     Counsel for Hawker Pacific has recently notified the Company that negotiations are being conducted with the EPA whereby each party in this action would contribute funds to a final settlement. The Company has received an offer to settle which is currently under consideration. In addition, the Company intends to file an action against its insurance carrier for its failure to defend the Company in this action.

     E.  Chatham Facility

     The Company has agreed to participate with other potentially responsible parties to perform investigative and remedial work at the Chatham facility and to pay a portion of the past response costs incurred by the State of California. The Company has been identified as having a 0.05 percent allocation of material associated with the Chatham facility.

     F.  14501 49th Street North
         Clearwater, Florida

     The Company entered into a Consent Order with the State of Florida Department of Environmental Regulation for the remediation of soil at this former facility in Pinellas County, Florida. The leasehold interest in this property was sold to the County in 1990, subject to compliance by the Company of the requirements of the Consent Order. The Company is currently negotiating with the Florida DEP for authority to reduce the testing required to semi-annual testing and to ultimately reduce the cleanup levels required under the Consent Order.

II.  SIGNIFICANT LITIGATION


     A. West Texas Utilities vs General Electric, et al, including ZERO Corporation and its ZERO East Division
          United States District Court, Northern District of
          Texas, Dallas Division
          Case No. 394CV-1853-T

     In November 1994 the Company received service of the above action in which the plaintiff seeks to recover damages allegedly suffered as a result of the failure of transformers, gears for which were sold by ZERO East Division to General Electric. The damages include repair costs in excess of $2,000,000. The Company and ZERO East Division are being defended by The Home Insurance Company.

     B. USA and CA vs Allied Signal, Hawker Pacific, et al. See paragraph I-D above.